Exhibit 4.3

EXECUTION VERSION

SABLE INTERNATIONAL FINANCE LIMITED,

as Issuer

Guarantors Party hereto

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee, Principal Paying Agent, Registrar and Transfer Agent

and

DEUTSCHE BANK LUXEMBOURG, S.A.,

as Luxembourg Paying Agent and (Regulation S) Transfer Agent

Indenture

Dated as of August 5, 2015

6.875% Senior Notes Due 2022

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APPENDIX & EXHIBITS

Rule 144A / Regulation S Appendix

EXHIBIT 1 to Rule 144A / Regulation S Appendix – Form of Note

EXHIBIT 2 to Rule 144A / Regulation S Appendix – Form of Transferee Letter of Representation

EXHIBIT A – Form of Notation of Guarantee

EXHIBIT B – Form of Supplemental Indenture

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INDENTURE dated as of August 5, 2015 (this “Indenture”), among Cable & Wireless Communications Plc (“Parent”), Sable International Finance Limited (the “Issuer”), and certain of Parent’s direct and indirect Subsidiaries (as defined below), each named in the signature pages hereto (each, a “Subsidiary Guarantor” and, together with Parent, collectively, the “Guarantors”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (the “Trustee,” “Principal Paying Agent,” “Registrar” and “Transfer Agent”) and DEUTSCHE BANK LUXEMBOURG S.A. (the “Luxembourg Paying Agent” (and together with the Principal Paying Agent, the “Paying Agents”) and “(Regulation S) Transfer Agent” (and together with the Transfer Agent, the “Transfer Agents”)).

RECITALS OF THE COMPANY

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) its 6.875% Senior Notes Due 2022 to be issued on the date hereof (the “Initial Notes”) and (ii) any additional notes (“Additional Notes” and, together with the Initial Notes, the “Notes”) that may be issued after the Issue Date.

Each Guarantor has duly authorized its Guarantee of the Initial Notes, and will duly authorize its Guarantee of any Additional Notes, and to provide therefor each Guarantor has duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer and to make this Indenture a valid and legally binding agreement of the Issuer, in accordance with their and its terms.

All things necessary have been done to make the Guarantees, upon execution and delivery of this Indenture, the valid obligations of each Guarantor and to make this Indenture a valid and legally binding agreement of each Guarantor, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101. Rules of Construction.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural and words in the plural include the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with IFRS (as herein defined);

(3) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(4) all references to Articles, Sections, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Appendices to, this Indenture;

(5) “or” is not exclusive;

(6) “including” means including without limitation;

(7) all references to the date the Notes were originally issued shall refer to the Issue Date; and

(8) all references, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Amounts (as herein defined).

SECTION 102. Definitions.

“(Regulation S) Transfer Agent” has the meaning assigned to such term in the introductory paragraph to this Indenture.

“2019 Sterling Bonds” means the Indebtedness of Cable & Wireless International Finance B.V. under its £200 million in original aggregate principal amount 8 5/8% Guaranteed Bond due 2019.

“Acceptable Commitment” has the meaning specified in Section 1018 of this Indenture.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the purchase of Columbus pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the share purchase agreement dated November 6, 2014 between ACF Investors, Ltd., ACF Investments Limited, ACF Investments C, Ltd., ACF Caribbean Fund II, L.P., ACF Investments B, Ltd., CVBI Holdings (Barbados) Inc., Clearwater Holdings (Barbados) Limited, Columbus Holding LLC, Columbus Executive Shareholders’ Voting Trust (Barbados) Inc., Brendan Paddick and others as vendors and Parent or its nominee as purchaser, together with the exhibits thereto.

“Act,” when used with respect to any Holder, has the meaning specified in Section 105 of this Indenture.

“Additional Amounts” has the meaning specified in Section 1022 of this Indenture.

“Additional Notes” means any Notes issued by the Issuer pursuant to Section 312.

“Adjusted Consolidated EBITDA” means, in respect of any relevant period, Consolidated EBITDA for that relevant period adjusted on a pro forma basis by:

(1) including the operating profit before interest, tax, amortization, depreciation and impairment charges (calculated on the same basis as Consolidated EBITDA) of any Restricted Subsidiary for the relevant period (or attributable to a business or assets acquired during the relevant period) prior to its becoming a Restricted Subsidiary or (as the case may be) prior to the acquisition of the business or assets; and

(2) excluding operating profit before interest, tax, amortization, depreciation and impairment charges (calculated on the same basis as Consolidated EBITDA) attributable to any Restricted Subsidiary (or to any business or assets) disposed of during the relevant period.

“Adjusted Net Assets” has the meaning specified in Section 1205 of this Indenture.

“Adjusted Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Debt as of the last day of the relevant Test Period, excluding Indebtedness outstanding at any one time under Senior Credit Facilities up to the greater of $570 million and 8.00% of Total Assets to (b) Adjusted Consolidated EBITDA for such Test Period.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 1013 of this Indenture.

“Agents” means any Registrar, co-registrar, Transfer Agent, Authenticating Agent or Paying Agent.

“Appendix” has the meaning specified in Section 201 of this Indenture.

“Applicable Amount” means the sum of (a) (x) cumulative Consolidated EBITDA from and after April 1, 2015 to the end of the most recently ended full fiscal half-year immediately preceding the date of the proposed action (for the avoidance of doubt, such cumulative Consolidated EBITDA shall include the Consolidated EBITDA for any such half-years, whether negative or positive) minus (y) 1.4 times Consolidated Interest Expense plus (without duplication) (b):

(1) the aggregate net cash proceeds, and the Fair Market Value of marketable securities or other property other than cash, received by Parent from the issue or sale (other than to a Restricted Subsidiary) of any class of Equity Interests, including Retired Capital Stock, in Parent after the Issue Date, other than (A) Disqualified Stock, (B) Equity Interests to the extent the net cash proceeds therefrom are applied as provided for in clause (4) of the second paragraph of Section 1010, (C) Refunding Capital Stock and (D) Excluded Contributions; plus

(2) 100% of any cash and the Fair Market Value of marketable securities or other property other than cash received by Parent as a capital contribution from its shareholders subsequent to the Issue Date, other than any Excluded Contributions; plus

(3) the principal amount (or accreted amount (determined in accordance with IFRS), if less) of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, of Parent or any Restricted Subsidiary issued after the Issue Date (other than any such Indebtedness or Disqualified Stock to the extent issued to a Restricted Subsidiary), which has been converted into or exchanged for Equity Interests in Parent (other than Disqualified Stock); plus

(4) to the extent not already included in Consolidated EBITDA, 100% of the aggregate cash proceeds received by Parent or a Restricted Subsidiary since the Issue Date from (A) Investments, whether through interest payments, principal payments, returns, profits, distributions, income and similar amounts, dividends or other distributions and payments, or the sale or other disposition (other than to Parent or a Restricted Subsidiary) thereof made by Parent and its Restricted Subsidiaries and (B) cash dividends from, or the sale (other than to Parent or a Restricted Subsidiary) of the stock of, any Unrestricted Subsidiary; plus

(5) if any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Issue Date, the Fair Market Value of all Investments made by Parent and its Restricted Subsidiaries after the Issue Date in such Unrestricted Subsidiary as determined at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent such Investment constituted a Permitted Investment;

provided, however, that for purposes of the foregoing calculations (and without duplication of any similar reduction when calculating Consolidated EBITDA) the relevant measures shall be reduced proportionately to reflect minority interests in non-wholly-owned direct or indirect Restricted Subsidiaries rather than calculated on a consolidated basis, and to the extent that after the Issue Date, Parent’s proportionate interest in any direct or indirect Restricted Subsidiary decreases, such measures shall be reduced by an amount proportionate to such reduction (and in the event of a subsequent increase, shall be increased by an amount proportionate to such increase).

“Applicable Law” has the meaning specified in Section 603 of this Indenture.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of the Note; and

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of the Note at the First Call Date (such redemption price being set forth in the table appearing in Section 1101), plus (ii) all required interest payments due on the Note through the First Call Date (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b) the principal amount of the Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of Parent or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than preferred stock issued pursuant to Section 1011), whether in a single transaction or a series of related transactions, in each case, other than:

(A) a disposition of cash or Cash Equivalents;

(B) a disposition of obsolete or worn out property or equipment, inventory or other assets that in the reasonable judgment of the Issuer are no longer useful in the conduct of the business of Parent and the Restricted Subsidiaries and that in each case are disposed of in the ordinary course of business;

(C) a disposition of all or substantially all of the assets of Parent or any of the Restricted Subsidiaries in a manner permitted pursuant to Article Eight or any disposition that constitutes a Change of Control pursuant to this Indenture;

(D) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 1010;

(E) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value not exceeding the greater of (x) $20.0 million and (y) 0.25% of Total Assets at any time for any such transaction or series of transactions;

(F) any disposition of property or assets between or among Parent and the Restricted Subsidiaries;

(G) any issuance of securities by a Restricted Subsidiary to Parent or another Restricted Subsidiary;

(H) the unwinding of any Swap Agreement;

(I) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(J) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(K) any sale, lease, sublease, license or sublicense or consignment of equipment, inventory or other property or assets in the ordinary course of business;

(L) foreclosures on, or expropriations of, or other involuntary dispositions of, property, assets or securities including, but not limited, any transfers without consideration, required to be made by Parent or any of its Subsidiaries by any Governmental Authority;

(M) any financing transaction with respect to property built, repaired, improved or acquired by Parent or any Restricted Subsidiary after the Issue Date, including asset securitizations, permitted by this Indenture;

(N) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business and consistent with past practice;

(O) the creation of a Lien permitted under Section 1012; and

(P) contractual arrangements under long-term contracts with customers entered into by Parent or a Restricted Subsidiary in the ordinary course of business which are treated as sales for accounting purposes; provided that there is no transfer of title in connection with such contractual arrangement.

“Asset Sale Offer” has the meaning specified in Section 1018 of this Indenture.

“Attorney Costs” means and includes all reasonable and documented or invoiced fees, expenses and disbursements of any law firm or other external counsel.

“Authenticating Agent” has the meaning specified in Section 612 of this Indenture.

“Bankruptcy Law” means (i) the UK Insolvency Act 1986, as amended (together with the rules and regulations made pursuant thereto), (ii) Title 11, U.S. Code, (iii) the Companies Law (2009) Revision) together with any regulations made in connection therewith of the Cayman Islands or (iv) any similar national, federal, state or local law for the relief of debtors.

“Base Currency” has the meaning specified in Section 119 of this Indenture.

“Board of Directors” means (i) with respect to a corporation, the board of directors (or analogous governing body) of the corporation or any committee thereof duly authorized to act on behalf of such board; (ii) with respect to a partnership, the board of directors of the general partner of the partnership; (iii) with respect to a limited liability company, the managing member or members (or analogous governing body) or any controlling committee of managing members thereof; and (iv) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to the Issuer or Parent, a duly adopted resolution of the Board of Directors of the Issuer or Parent, as applicable, or any committee thereof.

“Business Day” means each day which is not a Legal Holiday.

“Cable & Wireless Supplemental Pension Scheme” means the scheme established under and in accordance with the trust deed and rules dated 8 June 2001 to which Cable & Wireless Limited and the Law Debenture Trust Corporation PLC were parties.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock,

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under IFRS (as in effect on the date hereof) and, for the purposes of this Indenture, the amount of such obligations shall be the capitalized amount thereof determined in accordance with IFRS (as in effect on the date hereof). For purposes of Section 1012, a Capitalized Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Carve-Out” has the meaning assigned to such term in the Offering Memorandum under the heading “Introductory Note and Definitions—Our Structure; the Columbus Acquisition,” as described under “The Columbus Acquisition—The Carve-Out.”

“Cash Equivalents” means:

(1) securities or obligations issued or unconditionally guaranteed by the United States government, the government of the United Kingdom, the relevant member state of the European Union or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

(2) securities or obligations issued by any state of the United States of America, or any political subdivision of any such state, or any public instrumentality thereof, having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(3) commercial paper issued by any lender under the Senior Credit Facilities or any bank holding company owning any lender under the Senior Credit Facilities;

(4) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(5) domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any lender under the Senior Credit Facilities or any other bank having combined capital and surplus of not less than $250.0 million in the case of domestic banks and $100.0 million (or the U.S. Dollar equivalent thereof) in the case of foreign banks;

(6) auction rate securities rated at least Aa3 by Moody’s and AA- by S&P (or, if at any time either S&P or Moody’s shall not be rating such obligations, an equivalent rating from another nationally recognized rating service);

(7) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (1), (2) and (5) above entered into with any bank meeting the qualifications specified in clause (5) above or securities dealers of recognized national standing;

(8) marketable short-term money market and similar funds (x) either having assets in excess of $250.0 million or (y) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service in the United States);

(9) shares of investment companies that are registered under the Investment Company Act of 1940 and 95% the investments of which are one or more of the types of securities described in clauses (1) through (8) above;

(10) any other investments used by Parent or the Restricted Subsidiaries as temporary investments permitted by the Trustee in writing in its sole discretion; and

(11) in the case of investments by Parent or any Subsidiary organized or located in a jurisdiction other than the United States or a member state of the European Union (or any political subdivision or territory thereof), or in the case of investments made in a country outside the United States, other customarily utilized high-quality investments in the country where such Subsidiary is organized or located or in which such Investment is made, all as reasonably determined in good faith by the Issuer;

provided that bank deposits and short term investments in local currency of any Restricted Subsidiary shall qualify as Cash Equivalents as long as the aggregate amount thereof does not exceed the amount reasonably estimated by such Restricted Subsidiary as being necessary to finance the operations, including capital expenditures, of such Restricted Subsidiary for the succeeding 90 days.

“Cash Management Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, p-cards (including purchasing cards and commercial cards), electronic funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management arrangements) provided by any cash management bank to any of Parent or its Restricted Subsidiaries, including obligations for the payment of agreed interest and reasonable fees, charges, expenses, Attorney Costs and disbursements in connection therewith.

“CFA” means the Contingent Funding Agreement dated February 3, 2010 among Parent, the Issuer and Cable & Wireless Pension Trustee Limited, as amended, amended and restated, modified or replaced from time to time, including, for the avoidance of doubt, by way of a side letter.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Restricted Subsidiaries, taken as a whole, to any Person other than Parent or a Restricted Subsidiary;

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the direct or indirect acquisition by any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the

Exchange Act), in a single transaction or in a related series of transactions, of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person or “group,” such Person or “group” will not be deemed to have beneficial ownership of any securities that such Person or “group” has the right to acquire or vote only upon the happening of any future event or contingency, including the passage of time, that has not yet occurred) of 50% or more of the total voting power of the Voting Stock of Parent (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested) (other than a transaction following which holders of securities that represented 100% of the Voting Stock of Parent immediately prior to such transaction (or other securities into which such securities are converted as part of such transaction) in their capacities as such (but excluding any Voting Stock directly or indirectly owned or received by them in any other capacity) own, directly or indirectly, at least a majority of the voting power of the Voting Stock of any surviving Person in such transaction immediately after such transaction);

(3) (x) Parent merges or consolidates with or into any Person (except in the case of a merger or consolidation of Parent following which Parent or the surviving Person in such transaction is a Subsidiary of another Person, which shall be subject to clause (2) above) or (y) any Subsidiary of Parent merges or consolidates with or into any Person and, in the case of this subclause (y), in connection therewith Voting Stock of Parent is issued to shareholders of such other Person unless, in the case of each of subclauses (x) and (y), immediately following such transaction, holders of securities that represented 100% of the Voting Stock of Parent immediately prior to such transaction (or other securities into which such securities are converted as part of such transaction) in their capacities as such (but excluding any Voting Stock directly or indirectly owned or received in any other capacity) own, directly or indirectly, at least a majority of the voting power of the Voting Stock of Parent or such Person in such transaction immediately after such transaction;

(4) the adoption of a plan of liquidation and dissolution of Parent; or

(5) the Issuer ceases to be a Wholly-Owned Subsidiary of Parent (other than by way of a transaction permitted by Article Eight.

Notwithstanding the foregoing, a transaction in which Parent becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if (a) the shareholders of Parent immediately prior to such transaction beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly through one or more intermediaries, more than 50% of the total voting power of the outstanding Voting Stock of Parent immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no Person (within the meaning of Section 13(d)(3) of the Exchange Act, or any successor provision), other than such Person, beneficially owns (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of Parent.

“Change of Control Offer” has the meaning specified in Section 1017 of this Indenture.

“Change of Control Payment” has the meaning specified in Section 1017 of this Indenture.

“Change of Control Payment Date” has the meaning specified in Section 1017 of this Indenture.

“Columbus” means Columbus International Inc., a corporation organized under the laws of Barbados.

“Columbus Group” means Columbus and all of its Subsidiaries.

“Columbus Indenture” means the indenture dated as of March 31, 2014 among Colum-bus, the guarantors party thereto and The Bank of New York Mellon, as trustee, and any amendments or supplements thereto.

“Columbus Senior Notes” means Columbus’ 7.375% Senior Notes due 2021 issued pursuant to the Columbus Indenture.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person’s common stock, whether now outstanding or issued after the date of this Indenture, and includes all series and classes of such common stock.

“Consolidated Debt” means, at any time, the aggregate amount of all obligations of Parent and the Restricted Subsidiaries for or in respect of Indebtedness at that time but:

(a) excluding any such obligations to Parent or any Restricted Subsidiary; and

(b) including, in the case of Capital Lease Obligations only, their capitalized value, and so that no amount shall be included or excluded more than once.

“Consolidated EBIT” means, in respect of any relevant period, the consolidated operating profit of Parent and the Restricted Subsidiaries before taxation (excluding the results from discontinued operations):

(1) before taking into account any Consolidated Interest Expense and Consolidated Interest Income;

(2) not including any accrued interest owing to or owed by Parent or any Restricted Subsidiary;

(3) before taking into account any Exceptional Items of Parent and the Restricted Subsidiaries;

(4) before taking into account any unrealized gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis); and

(5) before taking into account any gain or loss arising from an upward or downward revaluation of any other asset at any time after March 31, 2015,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of Parent and its Restricted Subsidiaries before taxation.

“Consolidated EBITDA” means, in respect of any relevant period, Consolidated EBIT for that relevant period plus any amount attributable to the amortization, depreciation or impairment of assets of Parent and the Restricted Subsidiaries (and taking no account of the reversal of any previous impairment charge made in that relevant period) and after adding back long-term incentive plan charges and after reversing net other operating income or expense.

“Consolidated Interest Expense” means, for any relevant period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Consolidated Debt whether paid, payable or capitalized by Parent or any Restricted Subsidiary (calculated on a consolidated basis) in respect of that relevant period:

(1) including any upfront fees or costs but excluding the Target Upfront Financing Costs and any other debt amortization of deferred financing costs;

(2) including the interest (but not the capital) element of payments in respect of Capital Lease Obligations; and

(3) including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) Parent or any Restricted Subsidiary under any interest rate hedging arrangement;

and so that no amount shall be added (or deducted) more than once.

“Consolidated Interest Income” means, for any relevant period, the aggregate amount of the accrued interest in respect of the cash and Cash Equivalents of Parent and the Restricted Subsidiaries.

“Consolidated Total Secured Debt” means all Consolidated Debt secured by a Lien on property or assets of Parent or a Restricted Subsidiary.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at 60 Wall Street, 16th Floor, MS NYC 60-1630, New York, New York 10005, United States, Attention: Corporates Team Deal Manager – Sable International Finance Limited, or such other address as the Trustee may designate from time to time by notice to the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Issuer).

“Corporation” includes corporations, associations, companies and business trusts.

“Covenant Defeasance” has the meaning specified in Section 1303 of this Indenture.

“Covenant Suspension Event” has the meaning specified in Section 1019 of this Indenture.

“Credit Facilities” means, with respect to Parent or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or commercial paper facilities with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit or other long-term indebtedness, including any notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, waivers, supplements, modifications, extensions, renewals, restatements or refundings thereof with the same or different borrowers or issuers, and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, refinance or otherwise restructure all or any part of the loans, notes, other credit facilities or commitments thereunder or any successor or replacement loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, refinancing or other restructuring facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“CWC-US” means CWC-US Co-Borrower, LLC, a Delaware limited liability company.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 306(b) of this Indenture.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by Parent or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by two Officers of the Issuer or Parent, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Documentary Taxes” has the meaning specified in Section 1022 of this Indenture.

“DTC” means the Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or preferred stock of the Issuer, Parent or any of their direct or indirect parent companies (excluding Disqualified Stock), other than (1) public offerings with respect to Parent’s or any direct or indirect parent company’s common stock registered on Form S-8 (or the equivalent thereof) and (2) any public or private sale of common stock the proceeds of which constitute an Excluded Contribution.

“Event of Default” has the meaning specified in Section 501 of this Indenture.

“Exceptional Items” means material items which derive from individual events which fall within the ordinary activities of Parent and/or its Subsidiaries that are identified as exceptional items by virtue of their size, nature or incidence.

“Excess Proceeds” has the meaning specified in Section 1018 of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by Parent or the Issuer from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of Parent or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Parent) of Capital Stock (other than Disqualified Stock) of Parent, in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by two Officers of the Issuer or Parent on the date such capital contributions are made or the date such Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in the definition of the term “Applicable Amount.”

“Existing Indebtedness” means Indebtedness of Parent or any Restricted Subsidiary in existence on the Issue Date, plus interest accruing thereon.

“Fair Market Value” means, with respect to any asset or property, as determined by the Issuer, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“First Call Date” has the meaning specified in Section 1101 of this Indenture.

“Funding Guarantor” has the meaning specified in Section 1205 of this Indenture.

“Governmental Authority” shall mean any federal, state, provincial, local or foreign court or tribunal or governmental agency, authority, instrumentality or regulatory or legislative body.

“Government Securities” means securities that are:

(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or other obligations in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by the Person making such guarantee in good faith.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s obligations under the notes and this Indenture.

“Guarantor” means Parent and each Subsidiary Guarantor.

“Holder” means, at any time, a Person in whose name a Note is at such time registered on the Registrar’s books.

“IFRS” means International Financial Reporting Standards as adopted by the European Union in effect from time to time or U.S. Generally Accepted Accounting Principles to the extent Parent shifts to U.S. Generally Accepted Accounting Principles to prepare its consolidated published financial statements.

“incur” has the meaning specified in Section 1011 of this Indenture.

“incurrence” has the meaning specified in Section 1011 of this Indenture.

“Indebtedness ” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of Parent and the Restricted Subsidiaries for or in respect of:

(1) monies borrowed and debit balances at banks or other financial institutions;

(2) any acceptances under any acceptance credit or bill discount facility (or dematerialized equivalent);

(3) any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(4) any Capital Lease Obligations;

(5) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirements for the recognition under IFRS);

(6) any counter indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of items referred to in paragraphs (1) to (5) above other than (x) an underlying liability of an entity which is not Parent or a Restricted Subsidiary which liability would fall within one of the other paragraphs of this definition or (y) any liabilities of Parent or the Restricted Subsidiaries relating to any post-retirement benefit scheme;

(7) any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the maturity date of the notes and classified as borrowings under IFRS;

(8) any amount of any liability under an advance or deferred purchase agreement if (x) one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (y) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply, excluding, for the avoidance of doubt, any IRU Contract until such time as such contract has the commercial effect of a borrowing or is otherwise classified as borrowings under IFRS;

(9) any amount raised under any other transaction (including any forward sale or purchase agreement, sale and sale back or sale and leaseback agreement) of a type not referred to in any other paragraph of this definition but which is classified as borrowings under IFRS;

(10) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (1) to (9) above,

and for the avoidance of doubt not including any liability in respect of any Put Option (but including any money borrowed to finance any Put Payment); provided that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective sellers; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 90 days thereafter; (4) trade and other ordinary course payables, accrued expenses and inter-company liabilities arising in the ordinary course of business; (5) in relation to the Group, (I) all inter-company Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (II) intercompany liabilities in connection with the cash management, tax and accounting operations of Parent and its Subsidiaries; (6) any pension obligations; (7) any deferred tax on income; and (8) any obligations under Swap Agreements; provided that such agreements are entered into for bona fide hedging purposes of Parent or its Restricted Subsidiaries (as determined in good faith by the board of directors or senior management of Parent) whether or not accounted for as a hedge in accordance with IFRS.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of IAS 39 Financial Instruments: Recognition and Measurement, any successor standard thereto, and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Indenture.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture.

“Independent Director” means, with respect to the Board of Directors of Parent, a member of such board who is not an officer, director or employee.

“Initial Notes” has the meaning stated in the first recital of this Indenture.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated January 13, 2010, including as amended and restated pursuant to that certain Intercreditor Amendment and Restatement Agreement related thereto dated December 31, 2014, among Parent, the Issuer, CWC-US, the guarantors party thereto, BNP Paribas, as the administrative agent in respect of the Senior Credit Facilities and certain other parties thereto.

“interim management statement” has the meaning specified in Section 1009 of this Indenture.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees and consultants, in each case made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by IFRS to be classified on the balance sheet (excluding the footnotes) of Parent in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 1010,

(1) “Investments” shall include the portion (proportionate to Parent’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of Parent at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Parent shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(x) Parent’s “Investment” in such Subsidiary at the time of such redesignation less

(y) the portion (proportionate to Parent’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer in each case as determined in good faith by the Board of Directors of Parent.

“IRU Contract” means a contract entered into by Parent or any Restricted Subsidiary in the ordinary course of business in relation to the right to use capacity on a telecommunications cable system (including the right to lease such capacity to another Person).

“Issue Date” means August 5, 2015.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by an Officer and delivered to the Trustee.

“Judgment Currency” has the meaning set forth in Section 119 of this Indenture.

“Legal Defeasance” has the meaning specified in Section 1302 of this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York City, Luxembourg or London are authorized or required by law to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothec, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall any lease (other than a Capitalized Lease Obligation) entered into in the ordinary course of business be deemed to constitute a Lien.

“Luxembourg” has the meaning assigned to such term in the introductory paragraph to this Indenture.

“Maturity,” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Nationally Recognized Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Net Proceeds” means, with respect to any Asset Sale, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of Parent or any of the Restricted Subsidiaries in respect of such Asset Sale less (b) the sum of:

(1) the amount, if any, of all Taxes paid or estimated to be payable by Parent or any of the Restricted Subsidiaries in connection with such Asset Sale,

(2) the amount of any reasonable reserve established in accordance with IFRS against any liabilities (other than any Taxes deducted pursuant to clause (1) above) (x) associated with the assets that are the subject of such Asset Sale and (y) retained by Parent or any of the Restricted Subsidiaries, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such an Asset Sale occurring on the date of such reduction,

(3) the amount of any Indebtedness (other than Indebtedness described in clause (1) of the second paragraph of Section 1018) secured by a Lien on the assets that are the subject of such Asset Sale to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Asset Sale, and

(4) reasonable and customary fees, commissions, expenses, issuance costs, discounts and other costs paid by Parent or any of the Restricted Subsidiaries, as applicable, in connection with such Asset Sale (other than those payable to Parent or any Subsidiary of Parent), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

“Non-Guarantor Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Debt (excluding the 2019 Sterling Bonds outstanding on the Issue Date and any Refinancing Indebtedness in respect thereof, and the Specified Columbus Indebtedness) as of the last day of the relevant Test Period to (b) Consolidated Adjusted EBITDA for such Test Period; provided that for purposes of this definition, each reference to Parent or Restricted Subsidiaries in the definition of “Consolidated Debt” (other than in clause (a) thereof), “Adjusted Consolidated EBITDA” and related definitions (including, without limitation, “Indebtedness,” “Consolidated EBIT” and “Consolidated EBITDA”) shall be deemed a reference solely to Non-Guarantor Restricted Subsidiaries as of such date (other than Columbus and its Subsidiaries that are Restricted Subsidiaries for so long as any Specified Columbus Indebtedness is outstanding).

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary that is not the Issuer or a Guarantor.

“Non-Guarantor Subsidiary” means any Subsidiary of Parent that is not the Issuer or a Guarantor.

“Non-Successor Person” has the meaning specified in Section 802 of this Indenture.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Register” has the meaning specified in Section 304 of this Indenture.

“Notes” has the meaning stated in the first recital to this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. The Initial Notes and the Additional Notes shall have the same terms, be treated as a single class for all purposes of this Indenture, vote together as a class on all matters with respect to the Notes, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offer Amount” has the meaning specified in Section 1110 of this Indenture.

“Offer Period” has the meaning specified in Section 1110 of this Indenture.

“Offering Memorandum” means the Offering Memorandum, dated July 31, 2015, pursuant to which the Initial Notes were offered to potential purchasers.

“Officer” means any Director, Chief Executive Officer, Chief Financial Officer, Treasurer or Secretary or a managing member of a Person.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer or Parent, as applicable, that meets the requirements set forth in this Indenture and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel satisfactory to the Trustee, who may be an employee of or counsel to the Issuer or Parent.

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than Parent) in trust or set aside and segregated in trust by Parent (if Parent shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Notes, except to the extent provided in Sections 1302 and 1303, with respect to which Parent has effected Legal Defeasance or Covenant Defeasance as provided in Article Thirteen; and

(4) Notes which have been paid pursuant to Section 305 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to the Trustee that such Notes are held by a Protected Purchaser in whose hands the Notes are valid obligations of Parent;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Parent” has the meaning assigned to such term in the introductory paragraph to this Indenture; provided that after any transaction permitted under Section 801 in which Parent merges, amalgamates or consolidates with or into the Issuer or the Successor Company, references to Parent shall be deemed references to the Issuer or the Successor Company, as applicable, in each case, unless the context requires otherwise.

“Pari Passu Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of clauses (1) and (2) above, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Guarantee of such Person, as the case may be; provided, however, that Pari Passu Indebtedness shall not include:

(A) any obligation of such Person to Parent or any Subsidiary;

(B) any liability for Federal, state, local or other taxes owed or owing by such Person;

(C) any accounts payable or other liability to trade creditors arising in the ordinary course of business; or

(D) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person.

“Paying Agent” means any Person (including the Issuer acting as Paying Agent, the Principal Paying Agent and the Luxembourg Paying Agent) authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer.

“Paying Agents” has the meaning assigned to such term in the introductory paragraph to this Indenture.

“Permitted Debt” has the meaning specified in Section 1011 of this Indenture.

“Permitted Investments” means:

(1) any Investment in Parent or any Restricted Subsidiary;

(2) any Investment in cash and Cash Equivalents;

(3) any Investment by Parent or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary, or

(b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or a Restricted Subsidiary;

(4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 1018, or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issuer Date; provided that any such Investment may be increased (x) as required by the terms of such Investment as in effect on the Issue Date or (y) as otherwise permitted under this Indenture;

(6) any Investment acquired by Parent or any Restricted Subsidiary

(a) in exchange for any other Investment or accounts receivable held by Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of Parent or such Restricted Subsidiary of such other Investment or accounts receivable or

(b) as a result of a foreclosure by Parent or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Swap Obligations permitted under clause (l) of the second paragraph of Section 1011;

(8) Investments the payment for which consists of Equity Interests of Parent, or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided, however, that such Equity Interests shall not increase the amount available for Restricted Payments under the calculation set forth in the definition of the term “Applicable Amount”;

(9) guarantees of Indebtedness permitted under Section 1011;

(10) any transaction to the extent it constitutes an investment that is permitted and made in accordance with the second paragraph of Section 1013 (except transactions described in clauses (2), (4) and (7) of the second paragraph of Section 1013);

(11) Investments consisting of purchases and acquisitions of inventory, supplies, material, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(12) if no Default or Event of Default has occurred and is continuing, additional Investments having an aggregate Fair Market Value (as determined in good faith by Parent), taken together with all other Investments made pursuant to this clause (12) (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the sum of (x) the greater of $100.0 million and 1.50% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profit on sale, repayments, income and similar amounts) actually received in respect of any such Investment; provided, however, that such amounts under this clause (y) will not increase the amount available for Restricted Payments under the calculation set forth in the definition of the term “Applicable Amount”;

(13) loans and advances (or guarantees in favor of third parties of loans or advances) to employees not in excess of $5.0 million outstanding at any one time, in the aggregate;

(14) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

(15) Investments in joint ventures not to exceed $50,000,000 in the aggregate; provided, however, that if any Investment pursuant to this clause (15) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (15) for so long as such Person continues to be a Restricted Subsidiary;

(16) the Carve-Out, or any component or the unwind thereof, to the extent constituting an Investment;

(17) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by Parent), taken together with all other Investments made pursuant to this clause (17) that are at that time outstanding, not to exceed the greater of (x) $25.0 million and 0.25% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment; provided that such amounts under this clause (y) will not increase the amount available for Restricted Payments under the calculation set forth in the definition of the term “Applicable Amount”; provided further that the dollar amount of Investments deemed to have been made pursuant to this clause (17) at any time shall be reduced by the Fair Market Value of the proceeds received by the Issuer and/or the Restricted Subsidiaries from the subsequent sale, disposition or other transfer of such Investments without giving effect to the subsequent changes in value; provided further that if any Investment pursuant to this clause (17) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (17) for so long as such Person continues to be a Restricted Subsidiary;

(18) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements;

(19) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with a Restricted Subsidiary in a transaction that is not prohibited by Section 802 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(20) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(21) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of Parent or Restricted Subsidiaries of Parent;

(22) any Investment in any Subsidiary of Parent or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(23) Investments in the Notes; and

(24) loans or advances to fund officers, directors and employees’ purchase of Equity Interests of Parent, in each case incurred in the ordinary course of business, provided that the aggregate principal amount of loans or advances made pursuant to this clause (24) would not, at any one time outstanding, exceed $10.0 million.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits and other Liens by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government or other governments’ bonds to secure surety or appeal bonds, performance and return of money bonds to which such Person is a party, or deposits as security for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, landlords’ liens, warehousemen’s and mechanics’, materialmen’s, repairmen’s, construction or other like Liens, in each case for sums not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes not yet due or payable or which are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books reserves with respect thereto in accordance with IFRS;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or trade or government contracts or to secure leases or permits, licenses, statutory or regulatory obligations, or letters of credit, bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, trackage rights, special assessments, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (a), (b)(w) or (e) of the definition of “Permitted Debt”; provided that in the case of such clause (e) such Liens shall not extend to any assets other than the specified asset being financed (and insurance proceeds related thereto) and additions and improvements thereon;

(7) Liens existing on the Issue Date (other than Liens securing the Senior Credit Facilities or the Secured Notes);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided further however, that such Liens may not extend to any other property owned by Parent or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(9) Liens on property at the time Parent or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into Parent or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by Parent or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(10) Liens placed upon the capital stock of any Restricted Subsidiary acquired in an acquisition or similar transaction permitted by this Indenture to secure Indebtedness incurred pursuant to clause (t)(y) of the definition of “Permitted Debt” and/or Liens placed upon the assets of any such Restricted Subsidiary so acquired to secure a guarantee by such Restricted Subsidiary of any such Indebtedness of Parent or any other Restricted Subsidiary;

(11) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Parent or another Restricted Subsidiary permitted to be incurred in accordance with Section 1011 hereof;

(12) Liens securing Swap Obligations (including Liens in favor of a counterparty to a swap or similar agreement on Parent’s or any Restricted Subsidiary’s rights under such agreement) and Cash Management Obligations, in each case so long as the related Indebtedness is permitted to be incurred under this Indenture;

(13) Liens on inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit, bank guarantees or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14) leases, subleases, licenses and sublicenses of assets and property, including intellectual property and real property, which do not materially interfere with the ordinary conduct of the business of Parent or any of the Restricted Subsidiaries;

(15) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or other obligations not constituting Indebtedness entered into by Parent and its Restricted Subsidiaries in the ordinary course of business;

(16) Liens in favor of Parent or any Restricted Subsidiary (other than Liens on property or assets of the Issuer or any Guarantor in favor of any Restricted Subsidiary that is not a Subsidiary Guarantor);

(17) Liens on equipment of Parent or any Restricted Subsidiary granted in the ordinary course of business to a client of Parent or a Restricted Subsidiary at which such equipment is located;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries that secure Indebtedness or other Obligations of such Unrestricted Subsidiary;

(19) Liens on assets of a Restricted Subsidiary that is a Non-Guarantor Subsidiary securing Indebtedness of such Restricted Subsidiary or any other Non-Guarantor Restricted Subsidiary permitted to be incurred pursuant to Section 1011;

(20) deposits made in the ordinary course of business to secure liability to insurance carriers;

(21) Liens created for the benefit of (or to secure) the Notes or the Guarantees;

(22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24) Liens incurred to secure Cash Management Obligations or to implement cash pooling arrangements in the ordinary course of business;

(25) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or a Subsidiary that is owned less than 50% or similar arrangement, (i) securing obligations of such joint venture or Subsidiary or (ii) pursuant to the relevant joint venture, shareholder or similar agreement;

(26) Liens (i) arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27) Liens in favor of credit card companies pursuant to agreements therewith;

(28) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or service providers of any Issuer or any Subsidiary of Parent in the ordinary course of business;

(29) in the case of real property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(30) Liens on cash in support of letters of credit issued pursuant to the terms of the CFA or any cash escrow arrangement for the same purpose;

(31) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(32) the right reserved to or vested in any Governmental Authority by the terms of any lease, license, franchise, grant or permit acquired by Parent or any of its Restricted Subsidiaries or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(33) security given to a public utility or any Governmental Authority when required by such utility or authority in connection with the operations of Parent or any of its Restricted Subsidiaries in the ordinary course of its business;

(34) subdivision agreements, site plan control agreements, development agreements, servicing agreements, cost sharing, reciprocal and other similar agreements with municipal and other Governmental Authorities affecting the development, servicing or use of a property; provided the same are complied with in all material respects except as such non-compliance does not interfere in any material respect as determined in good faith by the Issuer with the business of Parent and its Subsidiaries taken as a whole;

(35) facility cost sharing, servicing, reciprocal or other similar agreements related to the use and/or operation of a property in the ordinary course of business; provided the same are complied with in all material respects;

(36) deemed trusts created by operation of law in respect of amounts which are (i) not yet due and payable, (ii) immaterial, (iii) being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with IFRS or (iv) unpaid due to inadvertence after exercising due diligence;

(37) other Liens so long as the aggregate principal amount of the obligations so secured does not exceed the greater of (x) $50.0 million and (y) 0.50% of Total Assets at the time of incurrence;

(38) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (10), (11), (12), (16) and (19); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on and accessions to such property and proceeds and products thereof, customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the

Indebtedness being refinanced, refunded, extended, renewed or replaced), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the applicable Indebtedness referred to in clauses (6), (7), (8), (9), (10), (11), (12), (16) and (19) at the time the original Lien became a Permitted Lien under this Indenture, and (B) unpaid accrued interest and premium (including tender premiums), and (C) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

(39) Liens on cash or Cash Equivalents securing the obligations and facilities of Cable & Wireless Limited under and in respect of the Cable & Wireless Supplemental Pension Scheme and the trust deed and rules in respect thereof.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 305 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“primary obligor” has the meaning provided in the definition of the term “Guarantee Obligations.”

“Principal Paying Agent” has the meaning assigned to such term in the introductory paragraph to this Indenture.

“Protected Purchaser” has the meaning specified in Section 305 of this Indenture.

“Purchase Date” has the meaning specified in Section 1110 of this Indenture.

“Put Option” means any “put” option or similar arrangements over the common shares of Parent, issued on or prior to the Issue Date and granted to the sellers of Columbus pursuant to the Acquisition Agreement, upon the exercise of such put options or similar arrangement as in effect at the time of the Issue Date.

“Put Payment” means any payments made to holders of any Put Option.

“Qualified Proceeds” means the Fair Market Value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Rating Agency” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes (or the applicable security) publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (in the case of the Notes, as certified by a Board Resolution) which shall be substituted for Moody’s or S&P or both, as the case may be.

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinancing Indebtedness” has the meaning specified in Section 1011 of this Indenture.

“Refunding Capital Stock” has the meaning specified in Section 1010 of this Indenture.

“Registrar” has the meaning assigned to such term in the introductory paragraph to this Indenture.

“Regular Record Date” has the meaning specified in Section 301 of this Indenture.

“Reinvestment Period” has the meaning specified in Section 1018 of this Indenture.

“Relevant Taxing Jurisdiction” has the meaning specified in Section 1022 of this Indenture.

“Replacement Assets” means (i) properties and assets that replace the properties and assets that were the subject of an Asset Sale or (ii) properties and assets received in exchange (directly or indirectly through equity interests similar participations) for the properties and assets that are the subject of the Asset Sale and that, in each case, will be used in the Issuer’s business or in that of the Restricted Subsidiaries as conducted on the Issue Date and any business ancillary or complementary thereto.

“Responsible Officer,” when used with respect to the Trustee, any officer assigned to the Corporate Trust Office – Corporates Team (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning specified in Section 1010 of this Indenture.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of Parent that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Retired Capital Stock” has the meaning specified in Section 1010 of this Indenture.

“Reversion Date” has the meaning specified in Section 1019 of this Indenture.

“S&P” means Standard & Poor’s Ratings Group, Inc. and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by Parent or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by Parent or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien on property or assets of Parent or a Restricted Subsidiary.

“Secured Notes” means the Issuer’s 8.75% Senior Secured Notes due 2020 issued pursuant to the Secured Notes Indenture.

“Secured Notes Indenture” means the indenture dated as of January 26, 2012 among the Issuer, Parent, the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, and any amendments or supplements thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the Revolving Facilities Agreement dated as of December 31, 2014 by and among Parent, the Issuer, the guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder, BNP Paribas, as Agent, BNP Paribas, as Security Trustee, and the other parties thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, waivers, supplements, modifications, extensions, renewals, restatements, refundings or other restructuring thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, refinance or otherwise restructure all or any part of the loans, notes, other credit facilities or commitments thereunder or any successor or replacement loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, refinancing or other restructuring facility or indenture that increases the amount borrowable thereunder, alters the maturity thereof or alters the parties thereto.

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Secured Debt as of the last day of the relevant Test Period to (b) Adjusted Consolidated EBITDA for such Test Period. The Issuer may elect, pursuant to an Officers’ Certificate delivered to the Trustee, to treat all or any portion of a revolving commitment under any Credit Facility as incurred and outstanding Indebtedness for borrowed money at the time of such election and for so long as such revolving commitments remain outstanding, regardless of whether fully drawn at the time of such election. As a result of any such election, any subsequent incurrence of Indebtedness under such revolving commitment shall not be deemed an incurrence of additional Indebtedness or an additional Lien at such subsequent time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by Parent and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 306.

“Specified Columbus Indebtedness” means (i) Indebtedness of any Restricted Subsidiary (including for the avoidance of doubt Columbus) within the Columbus Group existing on the Issue Date and (ii) any Indebtedness of any such Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, any Indebtedness referred to in the preceding clause (i) (and for the avoidance of doubt shall not include any Indebtedness incurred by the Issuer or any Guarantor to refinance Indebtedness referred to in the preceding clause (i) or (ii)).

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Notes as the fixed date on which the principal of such Notes or such installment of principal or interest is due and payable.

“Subordinated Indebtedness” means:

(1) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person,

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof;

(2) any partnership, joint venture, limited liability company or similar entity of which:

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity; and

(3) any other corporation, association, partnership, limited liability company or other business entity of which (a) is required to be consolidated under IFRS for purposes of preparing the consolidated annual financial statements of Parent and/or (b) is controlled, directly or indirectly, by such Person.

“Subsidiary Guarantor” means each Restricted Subsidiary of Parent (other than the Issuer) that executes a Guarantee.

“Successor Company” has the meaning specified in Section 801 of this Indenture.

“Successor Issuer” has the meaning specified in Section 802 of this Indenture.

“Successor Person” has the meaning specified in Section 802 of this Indenture.

“Suspended Covenants” has the meaning specified in Section 1019 of this Indenture.

“Suspension Date” has the meaning specified in Section 1019 of this Indenture.

“Suspension Period” has the meaning specified in Section 1019 of this Indenture.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Parent or any of its Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means obligations under or with respect to Swap Agreements.

“Target Upfront Financing Costs” means fees, costs, discounts, premiums, charges and other payments in the nature of a fee whether paid, payable or capitalized, due to any applicable finance parties in connection with financing the Acquisition including, but not limited to, upfront and structuring fees and discounts in respect of the Term Loans (as defined in the Offering Memorandum), the Senior Credit Facilities or the Initial Notes.

“Tax” means any tax, duty, levy, impost, assessment, deduction, withholding or other governmental charge (including penalties, interest, additions to tax, and any other liabilities related thereto).

“Taxing Authority” means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Test Period” means, on any date of determination, the period of two consecutive fiscal half-years of Parent then most recently ended (taken as one accounting period).

“Total Assets” means the total assets of Parent and the Restricted Subsidiaries, as shown on the most recent balance sheet of Parent and its Restricted Subsidiaries, in conformity with IFRS.

“Transfer Agents” has the meaning assigned to such term in the introductory paragraph to this Indenture.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the First Call Date; provided, however, that if the period from the redemption date to the First Call Date, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Deutsche Bank Trust Company Americas, as appointed under this Indenture, until a successor replaces it and, thereafter, means the successor.

“TSTT Holdco” means any wholly-owned subsidiary of Parent that holds no material assets other than Equity Interests of Telecommunications Services of Trinidad and Tobago.

“UK Listed Company Requirements” has the meaning specified in Section 1009 of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of Parent (other than the Issuer) which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of Parent, as provided below) and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of Parent may designate any Subsidiary of Parent (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Parent, the Issuer or any of their Subsidiaries (other than any Subsidiary of the Subsidiary to be so designated); provided that

(a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by Parent,

(b) such designation complies with Section 1010, and

(c) each of

(1) the Subsidiary to be so designated, and

(2) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Parent or any Restricted Subsidiary.

The Board of Directors of Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (1) immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and (2) Parent could incur at least $1.00 of additional Indebtedness pursuant to the Adjusted Total Leverage Ratio test described in the first paragraph of Section 1011.

Any such designation by the Board of Directors of Parent shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollars” or “$” means the lawful currency of the United States.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary that is a direct or indirect Wholly-Owned Subsidiary of Parent.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 103. Compliance Certificates and Opinions. Upon any application or quest by the Issuer to the Trustee to take or refrain from taking any action under this Indenture (other than the issuance of the Initial Notes), the Issuer shall furnish to the Trustee an Officers’ Certificate in a form satisfactory to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel in a form satisfactory to the Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 104. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of Parent or the Issuer, as the case may be, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of Parent or the Issuer, as the case may be, stating that the information with respect to such factual matters is in the possession of Parent or the Issuer, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 105. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The principal amount of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register, unless the Notes are in global form. If the Notes are in global form, these matters shall be proved in accordance with the procedures of the Depository.

(d) If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 106. Notices, Etc., to Trustee, Issuer, Any Guarantor and Agents. Any quest, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee, Principal Paying Agent, Registrar and Transfer Agent by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile or electronic mail) to or with the Trustee at Deutsche Bank Trust Company Americas, Trust & Agency Services, 60 Wall Street, 16th Floor, MS NYC 60-1630, New York, New York 10005, United States (Facsimile: (732) 578-4635), Attention: Corporates Team Deal Manager – Sable International Finance Limited, with a copy to Deutsche Bank Trust Company Americas, c/o Deutsche Bank National Trust Company, Trust & Agency Services, 100 Plaza One, MS JCY03-0699, Jersey City, New Jersey 07311 (Facsimile: (732) 578-4635), Attention: Corporates Team Deal Manager – Sable International Finance Limited;

(2) the Luxembourg Paying Agent and (Regulation S) Transfer Agent by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile or electronic mail), to or with the Luxembourg Paying Agent at Deutsche Bank Luxembourg S.A., 2 Boulevard Konrad Adenauer, L-1115, Luxembourg, Grand Duchy of Luxembourg (Facsimile: +352 47 3136), Attention: Luxembourg Paying Agent; or

(3) the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, facsimile or electronic mail to the Issuer addressed to it at 2nd Floor, 62-65 Chandos Place, London, WC2N 4HG, United Kingdom, Attention: Company Secretary (Facsimile: +44 207 240 1450; email: companysecretary@cwc.com), or at any other address previously furnished in writing to the Trustee by the Issuer or such Guarantor, provided it is issued in the English language.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by electronic mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of either of the Issuer or any Guarantor. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Issuer or any Guarantor; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer or any Guarantor as a result of such reliance upon or compliance with such instructions or directions. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 107. Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders by the Issuer or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) while any Notes are represented by one or more Global Notes by delivery to DTC for communication to entitled account Holders. In the case of definitive Notes, notices will be mailed to Holders by first-class mail at their respective addresses as they appear on the Note Register. In any case where notice to Holders is given by mail, if any such Holders are known, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by publication will be deemed given on the first date on which publication is made, notice provided to DTC for communication to entitled account Holders through the facilities of DTC will be deemed given on the date that it is provided to DTC, and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 108. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience of reference only, are not intended to be considered a part hereof and shall not affect the construction hereof.

SECTION 109. Successors and Assigns. All agreements of the Issuer in this ture and the Notes will bind their respective successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 1208 hereof.

SECTION 110. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture. Nothing in this Indenture or in the Notes, press or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar, any Transfer Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law. This Indenture, the Notes and the Guarantees will be governed by and construed in accordance with the laws of the State of New York.

SECTION 113. Legal Holidays. In any case where any Interest Payment Date, demption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for purposes of such payment for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

SECTION 114. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, stockholder or member of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation to the extent permitted by applicable law. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 115. [Reserved].

SECTION 116. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 117. [Reserved].

SECTION 118. Agent for Service; Submission to Jurisdictions; Waiver of Immunities; Waiver of Jury Trial.

By the execution and delivery of this Indenture, the Issuer and each Guarantor (i) acknowledges that it has irrevocably designated and appointed CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York 10011 as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Notes, the Guarantees or this Indenture that may be instituted in any federal or New York state court located in The Borough of Manhattan, The City of New York, New York, (ii) irrevocably submits to the exclusive jurisdiction of any such court in any such suit or proceeding and (iii) agrees that service of process upon CWC-US Co-Borrower, LLC and written notice of said service to the Issuer (mailed or delivered to the Issuer in accordance with Section 106, attention: Company Secretary, at its principal office at 2nd Floor, 62-65 Chandos Place, London, WC2N 4HG, United Kingdom, telephone number +44 (0) 207 315 4000, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Issuer and each Guarantors each further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect.

To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably agrees not to claim, and irrevocably waives, such immunity in respect of its obligations under this Indenture and the Note or Guarantees, as applicable, to the extent permitted by law.

The Issuer and each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any obligation that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto. The Issuer and each Guarantor irrevocably waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action, suit or proceeding in any such court.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

SECTION 119. Conversion of Currency.

(a) The Issuer and each Guarantor covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes, Guarantees and this Indenture:

(i) If for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due or contingently due in any other currency under the Notes of any series and this Indenture (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which a final judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment referred to in (i) above is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer and the Guarantors shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(b) In the event of the winding-up of the Issuer or any Guarantor at any time while any amount or damages owing under the Notes, Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in the Base Currency due or contingently due under the Notes, Guarantees and this Indenture (other than under this subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b) the final date for the filing of proofs of claim in the winding-up of the Issuer or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or such Guarantor, as applicable, may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c) The obligations contained in subsections (a)(ii) and (b) of this Section 119 shall constitute separate and independent obligations of the Issuer and each Guarantor from its other obligations under the Notes, Guarantees and this Indenture, shall give rise to separate and independent causes of action against the Issuer and each Guarantor, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer or any Guarantor, as applicable, for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or such Guarantor, as applicable, or its liquidator. In the case of subsection (b) above, the amount of such deficiency shall not be deemed to be increased or reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

The term “rate(s) of exchange” shall mean the rate of exchange quoted by J.P. Morgan Chase as may be designated in writing by the Issuer to the Trustee from time to time, at its central foreign exchange desk in its main office in New York, New York at 12:00 noon on the relevant date for purchases of the Base Currency with the Judgment Currency and includes any premiums and costs of exchange payable.

SECTION 120. Additional or Amended Intercreditor Agreement.

Each Holder of a Note, by accepting a Note, will be deemed to have agreed to and accepted the terms and conditions of the Intercreditor Agreement or any amendment and/or restatement of the Intercreditor Agreement or any additional intercreditor agreement contemplated hereby or thereby, and the entry into such amendment and/or restatement of the Intercreditor Agreement or additional inter-creditor agreement, or accession thereto, by the security trustee thereunder and the Trustee and the performance of their obligations and the exercise of their rights thereunder and in connection therewith.

At the direction of Parent and without the consent of the Holders of the Notes, the Trustee will upon direction of Parent from time to time enter into one or more amendments and/or restatements of the Intercreditor Agreement or any such additional intercreditor agreement to: (1) cure any ambiguity, defect or inconsistency therein; (2) increase the amount of Indebtedness permitted to be incurred or issued under this Indenture of the types covered thereby that may be incurred by the Issuer or any Guarantor that is subject thereto (including the addition of provisions relating to new Indebtedness); (3) add Guarantors thereto; (4) secure the Notes (including Additional Notes); or (5) make any other such change thereto that does not adversely affect the rights of Holders of the Notes in any material respect. Parent will deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee in connection with any amendments and/or restatements of the Intercreditor Agreement or, if applicable, any additional intercreditor agreement, and will not otherwise direct the Trustee to enter into any amendment and/or restatements of the Intercreditor Agreement or, if applicable, any additional intercreditor agreement, without the consent of the Holders of a majority in principal amount of the outstanding Notes.

SECTION 121. Currency Indemnity.

The sole currency of account and payment for all sums payable by the Issuer under this Indenture with respect to the Notes is U.S. Dollars. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of Parent, the Issuer, any Subsidiary or otherwise) by the Holder in respect of any sum expressed to be due to it from the Issuer will constitute a discharge of the Issuer only to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so). If that U.S. Dollar amount is less than the applicable U.S. Dollar amount expressed to be due to the receipt under any Note, the Issuer will indemnify the recipient against any loss sustained by it as a result. In any event the Issuer will indemnify the recipient against the cost of making any such purchase.

For the purposes of this indemnity, it will be sufficient for the Holder to certify that it would have suffered a loss had an actual purchase of U.S. Dollar amount been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollar amount on such date had not been practicable, on the first date on which it would have been practicable). These indemnities constitute a separate and independent obligation from the other obligations of the Issuer, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

ARTICLE TWO

NOTE FORMS

SECTION 201. Form and Dating. Provisions relating to the Initial Notes are set forth in the Rule 144A / Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuer). Each Note shall be dated the date of its authentication. The terms of the Note set forth in the Appendix are part of the terms of this Indenture.

SECTION 202. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by two Officers of the Issuer. The signature of any Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes.

On the Issue Date, the Issuer shall deliver the Initial Notes in the aggregate principal amount of $750,000,000 executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, directing the Trustee to authenticate the Notes, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issue Date, the Issuer may deliver Additional Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes and an Officers’ Certificate and Opinion of Counsel certifying that the issuance of such Additional Notes is in compliance with Article Ten hereof and that all other conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Additional Notes. In each case of Additional Notes, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel of the Issuer in connection with such authentication of Notes. Each Issuer Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case any of the Issuer or any Guarantor, pursuant to Article Eight of this Indenture, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed a supplemental indenture hereto with the Trustee pursuant to Article Eight of this Indenture, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

ARTICLE THREE

THE NOTES

SECTION 301. Title and Terms. The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided, however, that any Additional Notes issued under this Indenture are issued in accordance with Sections 202 and 1011 hereof, as part of the same series as the Initial Notes.

The Notes shall be known and designated as the “6.875% Senior Notes due 2022” of the Issuer. The Stated Maturity of the Notes shall be August 1, 2022, and the Notes shall bear interest at the rate of 6.875% per annum from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on February 1 and August 1 in each year beginning February 1, 2016, and at said Stated Maturity, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on January 15 and July 15 immediately preceding such Interest Payment Date (each, a “Regular Record Date”).

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose in The City and State of New York or, solely with respect to certificated Notes, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the Note Register of Holders; provided that all payments of principal, premium, if any, and interest with respect to Notes represented by one or more permanent Global Notes registered in the name of or held by the Depository or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York will be the office of the Trustee maintained for such purpose.

Holders shall have the right to require the Issuer to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to Section 1017. The Notes shall be subject to repurchase pursuant to an Offer to Purchase as provided in Section 1018.

The Notes shall be redeemable as provided in Article Eleven.

The due and punctual payment of principal of, premium, if any, and interest on the Notes payable by the Issuer is irrevocably unconditionally guaranteed, to the extent set forth herein, by each of the Guarantors.

SECTION 302. Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

SECTION 303. Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 304. Registration, Registration of Transfer and Exchange. The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. Deutsche Bank Trust Company Americas is hereby initially appointed as Registrar for the purpose of registering Notes. Deutsche Bank Trust Company Americas and Deutsche Bank Luxembourg S.A. are hereby initially appointed as Transfer Agents for the purpose of registering transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 1002, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by any of the Issuer, the Registrar or the Transfer Agent) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Issuer, the Registrar and the Transfer Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Issuer may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 202, 303, 1017, 1018, or 1108 not involving any transfer.

SECTION 305. Mutilated, Destroyed, Lost and Stolen Notes. If (1) any mutilated Note is surrendered to the Trustee, or (2) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a Protected Purchaser (as defined in Section 8-303 of the Uniform Commercial Code) (a “Protected Purchaser”), the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and each Guarantor, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 306. Payment of Interest; Interest Rights Preserved.

(a) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 1002 or, solely with respect to certificated Notes, may at the Issuer’s option be paid by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 307, to the address of such Person as it appears in the Note Register; provided, however, that, subject to Section 301 hereof, each installment of interest with respect to Notes represented by one or more permanent Global Notes registered in the name of or held by the Depository or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.

(b) Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate of 1.0% per annum in excess of the interest rate applicable to the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date, and in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 107, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c) Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 307. Persons Deemed Owners. Prior to the due presentment of a Note for registration of transfer, the Issuer, any Guarantor, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 304 and 306) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Trustee or any agent of either of the Issuer or the Trustee shall be affected by notice to the contrary.

SECTION 308. Cancellation. All Notes surrendered for payment, redemption, tration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Issuer shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Issuer Order the Issuer shall direct that cancelled Notes be returned to it.

SECTION 309. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 310. Transfer and Exchange. The Notes shall be issued in registered form in accordance with the Appendix and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar and the Transfer Agent or an additional transfer agent with a request to register a transfer, the Registrar and the Transfer Agent shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar and the Transfer Agent or an additional transfer agent with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar and the Transfer Agent shall make the exchange as requested if the same requirements are met.

SECTION 311. CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers and ISINs (in each case, if then generally in use), and, if so, the Trustee shall use such “CUSIP” numbers and ISINs in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such “CUSIP” numbers and ISINs either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers and ISINs applicable to the Notes.

SECTION 312. Issuance of Additional Notes. The Issuer may, subject to Section 1011 of this Indenture, issue additional Notes having identical terms and conditions to the Initial Notes issued on the Issue Date (the “Additional Notes”); provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code. The Initial Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture. This Indenture shall, upon Issuer Request and at the Issuer’s expense, be discharged and cease to be of further effect as to all Notes issued hereunder, and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when either:

(1) all Notes heretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 305 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(2) (A) all such Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(B) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(C) the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(D) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at the Stated Maturity or the Redemption Date, as the case may be; and

(3) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 607, the obligations of the Issuer to any Authenticating Agent under Section 612 and, if money or Government Securities shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

SECTION 402. Application of Trust Money. Subject to the provisions of the last agraph of Section 1003, all money or Government Securities deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money or Government Securities has been deposited with the Trustee; but such money or Government Securities need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 401; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under this Indenture;

(2) default for 30 days or more in the payment when due of interest or Additional Amounts on or with respect to the Notes issued under this Indenture;

(3) failure by Parent or the Issuer to comply with its obligations under Article 8;

(4) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding and issued under this Indenture to comply with any of its obligations, covenants or other agreements (other than a default referred to in clauses (1), (2) or (3) above) contained in this Indenture or the Notes;

(5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness by Parent or any Restricted Subsidiary or the payment of which is guaranteed by Parent or any Restricted Subsidiary, other than Indebtedness owed to Parent or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if

(A) such default either

(i) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods); or

(ii) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity;

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding; and

(C) in the case of the occurrence of a default described in (A)(ii) above, such default results in (x) the acceleration of such Indebtedness prior to the final maturity thereof or (y) the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness;

(6) failure by Parent or any Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million or its foreign currency equivalent (net of any amounts which are covered by insurance policies from creditworthy insurers), which final judgments remain undischarged, unwaived and unstayed for a period of more than 60 days after such judgment becomes final;

(7) a court of competent jurisdiction enters a decree or order for (a) relief against the Issuer, any Guarantor or any of Parent’s Subsidiaries that is a Significant Subsidiary or any group of Parent’s Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding or (b) the liquidation, winding-up or dissolution of the Issuer, any Guarantor or any of Parent’s Subsidiaries that is a Significant Subsidiary or any group of Parent’s Subsidiaries that, taken together, would constitute a Significant Subsidiary (except, in the case of a Subsidiary, for a winding-up for the purpose of a reconstruction or amalgamation the terms of which have previously been approved in writing by the Trustee or approved by a majority of the Holders or a voluntary solvent winding-up or dissolution in connection with the transfer of all or the major part of the business, undertaking and assets of such Subsidiary to the Issuer, any Guarantor or another Subsidiary or, in the case of Parent, in connection with a solvent reorganization that complies with Article Eight hereof), in each case, which order or decree remains unstayed and in effect for 60 consecutive days;

(8) (a) a court of competent jurisdiction enters a decree or order for the appointment of an administrative or other receiver, an administrator or any similar official being appointed in relation to, the Issuer, any Guarantor or any of Parent’s Subsidiaries that is a Significant Subsidiary or any group of Parent’s Subsidiaries that, taken together, would constitute a Significant Subsidiary for all or substantially all of the property or assets of the Issuer, any Guarantor or any of Parent’s Subsidiaries that is a Significant Subsidiary or any group of Parent’s Subsidiaries that, taken together, would constitute a Significant Subsidiary, which order or decree remains unstayed and in effect for 60 consecutive days; or (b) the Issuer, any Guarantor or any of Parent’s Subsidiaries that is a Significant Subsidiary or any group of Parent’s Subsidiaries that, taken together, would constitute a Significant Subsidiary consents to the appointment of an administrative or other receiver, an administrator or any similar official for all or substantially all of its property or assets; and

(9) the Guarantee of Parent or any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of Parent or any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

(a) If any Event of Default (other than an Event of Default specified in Section 501(7) or (8) above) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes issued under this Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders). The Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders.

(b) Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 501(7) or (8) above occurs and is continuing, then the principal amount of all Outstanding Notes shall ipso facto become and be immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder.

(c) At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue interest on all Outstanding Notes,

(B) all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,

(C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513, no such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if:

(1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, any Guarantor or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Guarantees by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including seeking recourse against any Guarantor.

SECTION 504. Trustee May File Proofs of Claim. In case of the pendency of any ceivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor including any Guarantor, upon the

Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article and any money or other property distributable in respect of obligations of the Issuer under this Indenture after the occurrence of an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee and the Agents (including any predecessor Trustee or Agent) under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Issuer or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

SECTION 507. Limitation on Suits. No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security and/or indemnity reasonably satisfactory to the Trustee (including by way of prefunding) against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Guarantees to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or the Guarantees, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 306) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 305, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders. Subject to the provisions of the Intercreditor Agreement, the Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders not consenting.

SECTION 513. Waiver of Past Defaults. Subject to Sections 508 and 902, the Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all such Notes waive any past Default hereunder and its consequences, except a continuing Default or Event of Default (1) in respect of the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder, or (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 514. Waiver of Stay or Extension Laws. Each of the Issuer, the tors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Duties of the Trustee.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof or any conclusions therein.

(b) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice of such Event of Default shall have been given to a Responsible Officer of the Trustee by the Issuer, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that

(1) this paragraph (c) shall not be construed to limit the effect of paragraphs (a) or (d) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602. Notice of Defaults. Within 30 days after the receipt from the Issuer of notice of the occurrence of any Default or Event of Default hereunder, the Trustee shall transmit notice of such Default or Event of Default hereunder, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

SECTION 603. Certain Rights of Trustee. Subject to the provisions of Sections 601 and 602:

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original, electronic or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(4) the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Intercreditor Agreement at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee indemnity and/or security satisfactory to the Trustee (including by way of prefunding) against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct, gross negligence or fraud.

(9) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(10) the Trustee may request that the Issuer deliver an officers’ certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which officers’ certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(11) anything in this Indenture notwithstanding, in no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(12) the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of such Default or Event of Default from the Issuer or any Holder is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(13) in the event the Trustee receives inconsistent or conflicting requests and indemnity and/or security (including by way of prefunding) from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved;

(14) the permissive right of the Trustee to take the actions permitted by this Indenture and the Intercreditor Agreement shall not be construed as an obligation or duty to do so; and

(15) in order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

SECTION 604. Trustee Not Responsible for Recitals or Issuance of Notes. The als contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

SECTION 605. May Hold Notes. The Trustee, any Paying Agent, any Transfer Agent, any Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Transfer Agent, Registrar or such other agent; provided, however, that, if it acquires actual knowledge of any conflicting interest, it must eliminate such conflict within 90 days or resign.

SECTION 606. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

SECTION 607. Compensation and Reimbursement. The Issuer and the Guarantors, jointly and severally, agree:

(1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly employed by the Trustee), except any such expense, disbursement or advance as shall be determined to have been caused by its own gross negligence, willful misconduct or fraud; and

(3) to indemnify the Trustee and any predecessor Trustee and their officers, agents, directors, and employees for, and to hold them harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than the taxes based on the income of the Trustee) incurred without gross negligence, willful misconduct or fraud on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim, regardless of whether the claim is asserted by the Issuer, a Guarantor, a Holder or any other Person, or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Issuer and Guarantors under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. As security for the performance of such obligations of the Issuer and Guarantors, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7) or (8), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the gross negligence, willful misconduct or fraud of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

SECTION 608. Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 609. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

(b) The Trustee may resign at any time by giving written notice thereof to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) [Reserved].

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 107. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 610. Acceptance of Appointment by Successor.

(a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the lien provided for in Section 607. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 611. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 612. Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Trustee may appoint one or more authenticating agents (an “Authenticating Agent”) with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders with respect to which such Authenticating Agent will serve, in the manner provided for in Section 107. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders, in the manner provided for in Section 107. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Issuer and such Authenticating Agent.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

The Trustee hereby appoints Deutsche Bank Trust Company Americas as Authenticating Agent.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee and Authenticating Agent, certifies that this is one of the Notes referred to in the within-mentioned Indenture

[By: Deutsche Bank National Trust Company][1]

By:
Authorized Officer

SECTION 613. Agents. The rights, privileges, protections, immunities and benefits given to the Trustee in this Indenture, including, without limitation, its right to be indemnified and/or secured (including by way of prefunding) and to resign under Section 609, are extended to, and shall be enforceable by, the Paying Agents (other than the Issuer or any Affiliate of the Issuer acting as Paying Agent), the Transfer Agents, any Authenticating Agent and the Registrar as if the Paying Agents, the Transfer Agents, the Authenticating Agent and the Registrar were named as the Trustee herein. The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several. The Issuer and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to each of the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee.

SECTION 614. Force Majeure. The Trustee shall not incur any liability for not forming any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Issuer to Furnish Trustee Names and Addresses. Unless the Notes are in global form, the Issuer will furnish or cause to be furnished to the Trustee:

(1) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(2) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content to that in clause (1) hereof as of a date not more than 15 days prior to the time such list is furnished;

[1]	Depending upon the signatory.

provided, however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished; provided, further, that if the Trustee is not the Registrar, the foregoing covenant shall apply whether or not the Notes are in global form.

SECTION 702. Holder List. The Trustee shall preserve in as current a form as is sonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer, on its own behalf and on behalf of each of the Guarantors, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 703. [Reserved].

ARTICLE EIGHT

MERGER, CONSOLIDATION OR SALE OF ALL OR

SUBSTANTIALLY ALL ASSETS

SECTION 801. Parent May Consolidate, Etc., Only on Certain Terms.

Parent may not consolidate, amalgamate or merge with or into or wind up into (whether or not Parent is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1) Parent is the surviving or continuing Person or the Person formed by, continuing from or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of any member state of the European Union, Switzerland, Barbados, the Cayman Islands, Jersey, Guernsey, the British Virgin Islands, the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than Parent, expressly assumes all the obligations of the Issuer under this Indenture and the notes pursuant to supplemental indentures in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists;

(4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable Test Period, the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Adjusted Total Leverage Ratio test set forth in the first paragraph of Section 1011; and

(5) Parent shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

For purposes of this Section 801, any Indebtedness of the Successor Company which was not Indebtedness of Parent immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

The Successor Company will succeed to, and be substituted for, Parent under this Indenture and the Notes.

Clauses (3) and (4) immediately above will not apply to any consolidation, amalgamation or merger with or into, or wind up or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of properties or assets to, an Affiliate if, in the good faith determination of the Board of Directors of Parent, the sole purpose of the transaction is to reincorporate Parent in another jurisdiction.

For purposes of this Section 801, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of Parent will be deemed to be the transfer of all or substantially all of the properties and assets of Parent.

SECTION 802. Issuer and Restricted Subsidiaries May Consolidate, Etc., Only on Certain Terms.

The Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving or continuing Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or partnership organized or existing under the laws of any member state of the European Union, Switzerland, Barbados, the Cayman Islands, Jersey, Guernsey, the British Virgin Islands, the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Issuer”);

(2) the Successor Issuer, if other than the Issuer, expressly assumes all the obligations of the Issuer under this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists;

(4) each Guarantor, unless it is the other party to the transactions described above, in which case clause (A)(2) of the fourth to last paragraph of this Section 802 shall apply, or unless any such Guarantor has ceased as part of such transaction to be a Guarantor in compliance with the applicable provisions of this Indenture, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(5) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

The Successor Issuer will succeed to, and be substituted for, the Issuer under this Indenture.

Clause (3) immediately above will not apply to any consolidation, amalgamation or merger with or into, or wind up or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of properties or assets to, an Affiliate if, in the good faith determination of the Board of Directors of Parent, the sole purpose of the transaction is to reincorporate the Issuer in another jurisdiction.

Notwithstanding the foregoing:

(a) any Restricted Subsidiary (other than the Issuer) may consolidate, amalgamate with, merge into, or transfer all or part of its properties and assets to, the Issuer or any Guarantor; and

(b) Parent and the Issuer may combine (whether by consolidation, amalgamation, merger or otherwise) if the beneficial owners of Parent’s Voting Stock and the resulting or continuing entity’s Voting Stock are the same (and in the same proportion) and the aggregate principal amount of Indebtedness of the resulting or continuing entity is no greater than that of the Issuer immediately prior thereto or is permitted to be incurred under Section 1011.

Subject to Section 1208 hereof, no Subsidiary Guarantor will, and Parent will not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(A) (1) (x) such Subsidiary Guarantor is the surviving or continuing Person or (y) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or partnership organized or existing under the laws of any member state of the European Union, Switzerland, Barbados, the Cayman Islands, Jersey, Guernsey, the British Virgin Islands, the United States, any state thereof or the District of Columbia (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”) (provided that, in the case of clause (y), if the Subsidiary Guarantor that is not the Successor Person of such transaction (a “Non-Successor Person”) had, immediately prior to such transaction, been formed, organized or existing under the laws of a jurisdiction other than those referenced immediately above and/or existed in or was organized as a legal entity other than a corporation, limited liability company or partnership, then the Successor Person of such transaction may be formed, organized or existing under the laws of the same jurisdiction as such Non-Successor Person had then been and may be of the same corporate or other organizational type as such Non-Successor Person had then been);

(2) the Successor Person, if other than such Subsidiary Guarantor expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s Guarantee, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture; or

(B) in the case of a Subsidiary Guarantor, the transaction is made in compliance with Section 1018.

Subject to Section 1208 hereof, the Successor Person will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s Guarantee.

Clause (A)(3) will not apply to any consolidation, amalgamation or merger with or into, or wind up or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of properties or assets to, an Affiliate if, in the good faith determination of the Board of Directors of Parent, the sole purpose of the transaction is to reincorporate a Subsidiary Guarantor.

Notwithstanding the foregoing, any Subsidiary Guarantor may merge into, amalgamate with or transfer all or part of its properties and assets to another Guarantor or the Issuer without compliance with the provisions of this Section 802.

SECTION 803. Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of the Issuer or any Guarantor in accordance with Sections 801 and 802 hereof, the successor Person formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as the Issuer or such Guarantor, as the case may be, herein or the Guarantees, as the case may be. When a successor Person assumes all obligations of its predecessor hereunder, under the Notes or under the Guarantees, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Guarantees, as the case may be.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Amendments or Supplements Without Consent of Holders. Without the consent of any Holders, the Issuer, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party), when authorized by Board Resolutions of their respective Board of Directors, and the Trustee, at any time and from time to time, may amend or supplement this Indenture, any Guarantee or the Notes, in form satisfactory to the Trustee, for any of the following purposes:

(1) to cure any ambiguity, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with Article Eight hereof;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred in this Indenture upon the Issuer or any Guarantor;

(7) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements of Sections 609 and 610 hereof;

(8) to add a Guarantor under this Indenture;

(9) to release a Guarantor in accordance with the terms of this Indenture;

(10) to conform the text of this Indenture, Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in the “Description of Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees or the Notes;

(11) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture; or

(12) making any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

In addition, without the consent of any Holder, the Issuer, the Guarantors, the Trustee and the other parties thereto may amend the Intercreditor Agreement to the extent permitted thereunder and under Section 120 of this Indenture.

SECTION 902. Amendments, Supplements or Waivers with Consent of Holders. With the consent of the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer, any Guarantor (with respect to any Guarantee or this Indenture to which it is a party), when authorized by Board Resolutions of their respective Board of Directors, and the Trustee may amend or supplement this Indenture, the Notes and any related Guarantee for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions or of modifying in any manner the rights of the Holders hereunder or thereunder (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) and any existing Default, Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes); provided, however, without the consent of each Holder affected, an amendment, supplement or waiver may not, with respect to any Notes issued under this Indenture and held by a non-consenting Holder:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the Maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes (other than Sections 1017 and 1018);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any guarantee which cannot be amended or modified without the consent of each Holder affected;

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in Section 513 or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) release Parent or any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture, except as permitted by this Indenture;

(9) modify or change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Guarantee in a manner that adversely affects the Holders; or

(10) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

SECTION 903. Execution of Amendments, Supplements or Waivers. In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms (or if silent as to effectiveness, on the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to such amendment, supplement or waiver) and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 905. [Reserved].

SECTION 906. Notation on or Exchange of Notes. The Trustee may place an priate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 907. Notice of Supplemental Indentures. Promptly after the execution by the Issuer, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Issuer shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 107, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium, if Any, and Interest. The Issuer enants and agrees for the benefit of the Holders that they will duly and punctually pay the principal of (and premium, if any) and interest and Additional Amount, if any, on the Notes in accordance with the terms of the Notes and this Indenture and, in any case, no later than 10:00 a.m., New York City time, on any payment date.

The Issuer shall pay interest on overdue principal at the rate of 1.0% per annum in excess of the interest rate applicable to the Notes specified therefor in the Notes, and it shall pay interest on overdue installments of interest, Additional Amounts, if any, at the same rate to the extent lawful.

SECTION 1002. Maintenance of Office or Agency. The Issuer will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in The City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 1003. Money for Notes Payments To Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of such action or any failure so to act.

The Issuer will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

(3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 1004. Existence. Except as permitted by Article Eight and Section 1018, Parent will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and that of the Issuer and each Subsidiary Guarantor and the rights (based on organization documents and statute) and franchises of Parent, the Issuer and each Subsidiary Guarantor; provided, however, that Parent shall not be required to preserve any such existence, right or franchise if Parent shall determine in its judgment that the preservation thereof is no longer desirable in the conduct of the business of Parent and its Subsidiaries taken as a whole.

SECTION 1005. Payment of Taxes and Other Claims. Parent will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon Parent or any Restricted Subsidiary or upon the income, profits or property of Parent or any Restricted Subsidiary and (2) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of Parent or any Restricted Subsidiary; provided, however, that Parent shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity (x) is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of Parent) are being maintained in accordance with IFRS or (y) would not reasonably be expected to cause a material adverse effect on the results of operations or financial condition of Parent and its Subsidiaries taken as a whole.

SECTION 1006. Maintenance of Properties. Parent will cause all properties owned by Parent or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Parent may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; except, in each case, (x) as Parent, in its judgment, determines is desirable in the conduct of its business or the business of any Restricted Subsidiary or (y) would not reasonably be expected to cause a material adverse effect on the results of operations or financial condition of Parent and its Subsidiaries taken as a whole.

SECTION 1007. [Reserved].

SECTION 1008. Statement by Officers as to Default.

When any Default or Event of Default has occurred and is continuing under this Indenture the Issuer shall deliver to the Trustee by registered or certified mail, facsimile transmission or electronic mail a statement specifying such Default of Event of Default within five Business Days of becoming aware of its occurrence.

SECTION 1009. Reports and Other Information.

So long as any notes are outstanding, Parent will furnish to the Holders of notes and the Trustee:

(1) within 120 days after the end of each of Parent’s fiscal years beginning with the first fiscal year ending after the Issue Date, annual reports containing the following information: (a) audited consolidated balance sheets of Parent as of the end of the two most recent fiscal years and audited consolidated income statements and consolidated statements of cash flow of Parent for the two most recent fiscal years, including complete footnotes to such financial statements and the report of Parent’s independent auditors on the financial statements; (b) an operating and financial review of the audited financial statements, including a discussion of its assets, liabilities, financial position and profit or loss; and (c) a fair review of Parent’s and its Subsidiaries’ business, any important events that have occurred since the end of the fiscal year and a description of the principal risks and uncertainties facing Parent;

(2) within 60 days following the end of the first half of each fiscal year of Parent, semi-annual reports containing the following information: (a) an unaudited condensed consolidated balance sheet as of the end of such semi-annual period and unaudited condensed statements of income and cash flow for the year-to-date periods ending on the unaudited condensed balance sheet date, and the comparable prior year periods for Parent, together with condensed footnote disclosure; and (b) an operating and financial review of the unaudited financial statements including a discussion of the consolidated financial condition and results of operations of Parent and an indication of important events that have occurred during such year-to-date period;

(3) within 45 days after the end of each of the first and third quarters of each fiscal year of Parent, to the extent Parent is not required under the English law to provide financial statements, an announcement disclosing revenue, ending period cash on balance sheet, net debt and capital expenditures, accompanied by customary management commentary (an “interim management statement”); and

(4) promptly after the occurrence of any material acquisition, disposition or restructuring of Parent and the Restricted Subsidiaries, taken as a whole, or any senior management changes at Parent or any Subsidiary Guarantor or change in auditors of Parent or the Issuer or any other material event, in each case, that Parent announces publicly, a report containing a description of such event. In the case of a material acquisition or disposition, Parent will also provide as part of any such report pro forma financial information giving effect to such acquisition or disposition, together with explanatory footnotes.

All financial statements shall be prepared in accordance with IFRS. Except as provided for above, no report need include separate financial statements for Parent or Subsidiaries of Parent or any disclosure with respect to the results of operations or any other financial or statistical disclosure not of a type included in the Offering Memorandum.

In addition, for so long as any Notes are deemed to be “restricted securities” within the meaning of Rule 144 under the Securities Act, unless Parent is subject to Section 13 or 15(d) of the Exchange Act or exempt pursuant to Rule 12g3-2(b) thereunder, Parent will furnish to the Holders of Notes or Holders of any beneficial interest therein and to prospective purchasers of Notes or beneficial interests therein designated by any such Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

As long as Parent is subject to the reporting obligations of a listed company under the rules of the UK Listing Authority (or any successor regulator) and the London Stock Exchange (“UK Listed Company Requirements”), (a) in the case of clauses (1) and (2) above, the posting of Parent’s annual reports and semi-annual reports on its website, together with the dissemination of related press releases, in compliance with UK Listed Company Requirements, in the case of clause (3) above the posting of the interim management statement on Parent’s website and dissemination of a press release through appropriate internationally recognized wire services and, in the case of clause (4) above, dissemination of a press release through appropriate internationally recognized wire services, will be deemed to fulfill the furnishing requirements of clauses (1) – (4) above and (b) Parent shall be required to provide pro forma financial information pursuant to the last sentence of clause (4) only to the extent it would otherwise be required to provide pro forma financial information under the UK Listed Company Requirements, including, in any event, with respect to any Class 1 transaction within the meaning of the listing rules of the UK Listing Authority.

In addition, so long as the notes are admitted to the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange, each of Parent and the Issuer will comply with the publication and disclosure requirements (if any) of the Luxembourg Stock Exchange in relation to all such reports.

In the event Parent ceases to be subject to UK Listed Company Requirements by reason of a transaction pursuant to which it becomes a Subsidiary of a new holding company that itself becomes subject to UK Listed Company Requirements and is a Guarantor, references in this Section 1009 shall be deemed to be references to such new holding company.

Nothing contained in this Indenture shall preclude Parent from changing its fiscal-year end. In any such case, reporting obligations under clauses (1), (2) and (3) above with respect to any abridged fiscal year immediately preceding or following such change will follow the reporting schedule set forth in, or otherwise permitted by, UK Listed Company Requirements as long as Parent is subject to such requirements, and otherwise will provide transition reporting so as to ensure no gap in reporting.

Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein, including the Issuer’s and Parent’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 1010. Limitation on Restricted Payments.

Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(a) declare or pay any dividend or make any distribution on account of Parent’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable on account of Parent’s or any Restricted Subsidiary’s Equity Interests in connection with any merger or consolidation other than:

(1) dividends or distributions by Parent payable in Equity Interests (other than Disqualified Stock) of Parent or in options, warrants or other rights to purchase such Equity Interests, or

(2) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, Parent or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(b) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Parent or any direct or indirect parent of Parent, including any dividend or distribution payable in connection with any merger, amalgamation or consolidation;

(c) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity,

any Subordinated Indebtedness of the Issuer or a Subsidiary Guarantor, other than the purchase, repurchase, or other acquisition of (i) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition or (ii) Indebtedness permitted under clause (i) of the definition of “Permitted Debt”; or

(d) make any Restricted Investment

(all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) Parent can incur at least $1.00 of additional Indebtedness pursuant to the provisions of the first paragraph of Section 1011; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Parent and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (4), (5) and (12) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the Applicable Amount.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof, if at the date of declaration or the giving notice of such irrevocable redemption, as applicable, such payment would have complied with the provisions of this Indenture;

(2) the redemption, repurchase, retirement or other acquisition of, or payment of a dividend in respect of, any Equity Interests (“Retired Capital Stock”) or redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness of Parent or any of its Subsidiaries, in either case in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of Parent (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”);

(3) the redemption, repurchase, defeasance, exchange or other acquisition or retirement of Subordinated Indebtedness of Parent or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Parent or any Restricted Subsidiary which is incurred in compliance with Section 1011 so long as:

(A) the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness being so redeemed, repurchased, acquired, defeased, exchanged or retired, plus the amount of any reasonable fees, expenses and premium (including, without limitation, premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness and any tender premium) incurred or paid in connection with such redemption, repurchase, acquisition, defeasance, exchange or retirement and the incurrence of such new Indebtedness;

(B) such new Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Indebtedness so redeemed, repurchased, defeased, exchanged, acquired or retired; provided that this subclause (B) need not be satisfied if (i) such new Indebtedness can be incurred pursuant to the first paragraph of Section 1011 or (ii) the amount of such new Indebtedness shall not exceed the Applicable Amount (it being understood that if amounts available under the Applicable Amount are used to redeem, repurchase, defease, exchange, acquire or retire such Subordinated Indebtedness, then the Applicable Amount shall be reduced by such amounts);

(C) such new Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired and (y) 91 days following the last maturity date of any Notes then outstanding;

(D) such new Indebtedness has a Weighted Average Life to Maturity at the time incurred which is not less than the shorter of (i) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired and (ii) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being so redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the maturity date of any Notes then outstanding were instead due on such date; and

(E) the obligor of such Indebtedness does not include any Person (other than the Issuer or any Guarantor) that is not an obligor of the Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Parent or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of Parent, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or arrangement or upon such person’s death, disability, retirement or termination of employment; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $10.0 million in any calendar year (with unused amounts in any calendar year being permitted to be used in the next succeeding calendar year); provided further that such amount may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests of Parent and, to the extent contributed to Parent, Equity Interests of any of Parent’s direct or indirect parent companies, in each case to members of management, directors or consultants of Parent, any of its Subsidiaries or any of its direct or indirect parent companies that occurs or occurred after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (b)(3) of the definition of the term “Applicable Amount”; plus

(B) the cash proceeds of key man life insurance policies received by Parent and its Restricted Subsidiaries after the Issue Date; provided that Parent may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year; provided further that cancellation of Indebtedness owing to

Parent or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of any Restricted Subsidiary, Parent or any of its direct or indirect parent companies in connection with a repurchase of Equity Interests of Parent or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Section 1010 or any other provision of this Indenture;

(5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Parent or any other Restricted Subsidiary issued in accordance with Section 1011 to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(6) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price or taxes payable in respect of such options or warrants;

(7) Restricted Payments that are made with (or in an aggregate amount that does not exceed the aggregate amount of) Excluded Contributions;

(8) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 1017 and 1018; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or otherwise acquired for value;

(9) the declaration and payment of dividends by Parent or any Restricted Subsidiary to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay:

(A) franchise taxes, and other fees and expenses, required to maintain their corporate or other legal existence, and

(B) customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent company of the Issuer, and general corporate operating and overhead expenses of any direct or indirect parent of the Issuer, in each case to the extent such salaries, bonuses and other benefits and expenses are attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries;

(10) the declaration and payment of dividends by Parent in accordance with the dividend policy announced by Parent on 6 November 2014 of $0.04 per share per fiscal year (as adjusted for stock splits or combinations);

(11) other Restricted Payments in an aggregate amount not to exceed the greater of (x) $25.0 million and (y) 0.25% of Total Assets at the time of such Restricted Payments;

(12) Parent from making Put Payments so long as on a pro forma basis after giving effect to such Put Payment and any related transaction, Parent can incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 1011; or

(13) Parent from making cash payments in lieu of the issuance of fractional shares representing insignificant interests in Parent in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in Parent;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (4), (5), (11) and (12), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of Parent’s direct or indirect Subsidiaries will be Restricted Subsidiaries. The Issuer and the Guarantors will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Parent and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph or clause (7) or (11) of the second paragraph of this Section 1010, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

SECTION 1011. Limitation on Incurrence of Indebtedness.

Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and Parent will not permit any Restricted Subsidiary to issue any shares of preferred stock; provided, however, that Parent and the Issuer may incur Indebtedness (including Acquired Indebtedness) and any Guarantor may incur Indebtedness and issue shares of preferred stock (including Acquired Indebtedness), in any such case if, as of the date any such Indebtedness is incurred or preferred stock is issued, on a pro forma basis after giving effect to the incurrence and application of the proceeds of such Indebtedness, Parent’s Adjusted Total Leverage Ratio for the Test Period immediately preceding such date shall be less than or equal to 4.00 to 1.00.

The foregoing limitations will not apply to any of the following (“Permitted Debt”):

(a) the incurrence of Indebtedness under Credit Facilities by the Issuer or any of the Guarantors and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), (x) up to the greatest of (together with any Indebtedness incurred under clause (y) below) (1) an aggregate principal amount of $570.0 million, (2) 8.00% of Total Assets at the time of incurrence and (3) an aggregate principal amount of Secured Indebtedness (with all Indebtedness incurred under this clause (a) being deemed Secured Indebtedness for all purposes of making the determination hereunder) outstanding at any one time so long as Parent’s Senior Secured Leverage Ratio would not exceed 2.50 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) and (y) without duplication, Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to clause (a)(x);

(b) (w) the Secured Notes outstanding on the Issue Date and the related guarantees thereof by the Guarantors, (x) the Columbus Senior Notes outstanding on the Issue Date and the related guarantees thereof, (y) the 2019 Sterling Bonds outstanding on the Issue Date and the related guarantees and (z) any other Indebtedness outstanding on the Issue Date that has been incurred by a Non-Guarantor Restricted Subsidiary;

(c) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (other than any Additional Notes) and the Guarantees thereof;

(d) Existing Indebtedness (other than Indebtedness described in clauses (a), (b) and (c) above);

(e) Indebtedness (including Capitalized Lease Obligations and Indebtedness related to Sale and Lease-Back Transactions) and preferred stock incurred by Parent or any Restricted Subsidiary, to finance all or any part (whether prior to or within 270 days after) of the acquisition, purchase, lease, construction, repair, replacement or improvement (including, without limitation, the cost of design, development, construction, acquisition, transportation, installation, improvement and migration) of property (real or personal, tangible or intangible) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness and preferred stock then outstanding and incurred pursuant to this clause (e) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness and preferred stock incurred pursuant to this clause (e), does not exceed at any one time outstanding the greater of (x) $50.0 million and (y) 0.75% of Total Assets at the time of incurrence;

(f) Indebtedness incurred by Parent or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued and bank guarantees in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, letters of credit provided to lessors of real property or otherwise in connection with leasing of real property and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from Governmental Authorities, or other Indebtedness with respect to reimbursement type obligations regarding the foregoing; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(g) Indebtedness arising from agreements of Parent or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring or disposing of all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

(1) such Indebtedness is not to be reflected on the balance sheet of Parent or any Restricted Subsidiary prepared in accordance with IFRS (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (g)(1)); and

(2) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Parent and the Restricted Subsidiaries in connection with such disposition;

(h) intercompany Indebtedness (including, without limitation, Indebtedness related to Sale and Lease-Back Transactions) or preferred stock of the Issuer or Parent owing to a Restricted Subsidiary; provided that any such Indebtedness owing to a Non-Guarantor Restricted Subsidiary is subordinated in right of payment to the obligations of the Issuer and the Guarantors, and provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Parent or a Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(i) intercompany Indebtedness (including, without limitation, Indebtedness related to Sale and Lease-Back Transactions) or preferred stock owing to and held by Parent or a Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness owing to a Non-Guarantor Restricted Subsidiary such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent transfer of any such Indebtedness (except to Parent or another Restricted Subsidiary) shall be deemed in each case to be an incurrence of such Indebtedness;

(j) customer deposits and advance payments received from customers for goods and services purchased in the ordinary course of business;

(k) Indebtedness or preferred stock of Non-Guarantor Restricted Subsidiaries in an aggregate principal amount which, when aggregated with all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness and preferred stock incurred pursuant to this clause (k), would not exceed, at any one time outstanding, the greater of (x) $600.0 million and (y) an amount of Indebtedness such that, on a pro forma basis after giving effect to the incurrence and application of proceeds of such Indebtedness, the Non-Guarantor Leverage Ratio would not exceed 0.75 to 1.00;

(l) (x) Swap Obligations entered into for bona fide (non-speculative) business purposes and (y) Indebtedness in respect of Cash Management Obligations;

(m) Obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by Parent or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice, including those incurred to secure health, safety and environmental obligations or rental obligations in the ordinary course of business, and guarantees or obligations of Parent or any Restricted Subsidiary with respect to letters of credit supporting such performance, bid, appeal or surety obligations (in each case other than for an obligation for money borrowed);

(n) Indebtedness arising from judgment, appeal, advance payment, customs, value-added tax or other tax guarantees or other similar bonds, instruments or obligations or warranties provided by Parent or any of its Subsidiaries, or relating to liabilities or obligations arising in the ordinary course of business (in each case other than for an obligation for money borrowed)

(o) Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness or preferred stock of the Issuer or any Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness or preferred stock then outstanding and incurred pursuant to this clause (p), does not at any one time outstanding exceed the greater of (x) $200.0 million or (y) 3.00% of Total Assets as of the time of incurrence (it being understood that any Indebtedness incurred pursuant to this clause (p) shall cease to be deemed incurred or outstanding for purposes of this clause (p) but shall be deemed incurred for the purposes of the first paragraph of this Section 1011 from and after the first date on which the Issuer or such Restricted Subsidiary, as the case may be, could have incurred such Indebtedness under the first paragraph of this Section 1011 without reliance upon this clause (p));

(q) Indebtedness in respect of letters of credit, cash collateral, bank guarantees and similar instruments issued for the account of Parent or any Restricted Subsidiary in the ordinary course of business supporting obligations under workers’ compensation, unemployment insurance, the CFA, pensions-related obligations and other social security laws;

(r) Indebtedness in respect of netting services, overdraft protections deposit and checking accounts, in each case, in the ordinary course of business;

(s) the incurrence by Parent or any Restricted Subsidiary of Indebtedness or preferred stock which serves to refund or refinance any Indebtedness or preferred stock incurred as permitted under the first paragraph of this Section 1011 and clauses (b), (c), (d), (e) and (k) above, this clause (s), clause (t) below or any Indebtedness or preferred stock issued to so refund or refinance such Indebtedness or preferred stock including additional Indebtedness or preferred stock incurred to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith (“Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced,

(2) to the extent such Refinancing Indebtedness refinances Subordinated Indebtedness, such Refinancing Indebtedness is subordinated to the Notes or such Guarantee at least to the same extent as the Indebtedness being refinanced or refunded; provided that this subclause (2) need not be satisfied if the amount of such Refinancing Indebtedness shall not exceed the Applicable Amount (it being understood that if amounts available under the Applicable Amount are used to refinance such Subordinated Indebtedness, then the Applicable Amount shall be reduced by such amount), and

(3) shall not include

(x) Indebtedness of a Non-Guarantor Restricted Subsidiary that refinances Indebtedness of the Issuer or a Guarantor, or

(y) Indebtedness of Parent or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

(t) (x) Indebtedness or preferred stock of Persons that are acquired by Parent or any Restricted Subsidiary or merged into or amalgamated with a Restricted Subsidiary in accordance with the terms of this Indenture; provided that in the case of this clause (t) immediately and after giving effect to such acquisition, amalgamation or merger either (1) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Adjusted Total Leverage Ratio set forth in the first paragraph of this Section 1011 or (2) Parent’s Adjusted Total Leverage Ratio is less than or equal to the amount thereof immediately prior to such acquisition, amalgamation or merger; or

(y) Indebtedness or preferred stock of the Issuer or any Guarantor incurred in connection with or in contemplation of the acquisition of Persons that are acquired by Parent or any Restricted Subsidiary or merged into or amalgamated with a Restricted Subsidiary in accordance with the terms of this Indenture; provided that in the case of this clause (y) immediately after giving effect to such acquisition, amalgamation or merger either (1) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Adjusted Total Leverage Ratio set forth in the first paragraph of this Section 1011 or (2) Parent’s Adjusted Total Leverage Ratio is less than or equal to the amount thereof immediately prior to such acquisition, amalgamation or merger;

(u) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or in the course of rendering other cash management services, in each case, incurred in the ordinary course of business; provided that such Indebtedness is extinguished within ten Business Days of its incurrence;

(v) Indebtedness of Parent or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Facilities incurred under clause (a) above, in a principal amount not in excess of the stated amount of such letter of credit;

(w) Indebtedness incurred under leases of real property in respect of tenant improvements;

(x) any guarantee

(1) by the Issuer or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, or

(2) by a Restricted Subsidiary of Indebtedness of the Issuer or any Guarantor; provided that such guarantee is incurred in accordance with Section 1015; or

(y) Indebtedness to the extent the net proceeds thereof are promptly deposited to defease or satisfy and discharge this Indenture.

For purposes of determining compliance with this Section 1011:

(a) in the event that an item of Indebtedness or preferred stock meets the criteria of more than one of the categories of permitted Indebtedness or preferred stock described in clauses (a) through (y) above or is entitled to be incurred pursuant to the first paragraph of this Section 1011, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness or preferred stock in one of the above clauses; provided that all Indebtedness outstanding under the Senior Credit Facilities will be treated as incurred on the Issue Date under clause (a) of the preceding paragraph and the Issuer shall not be permitted to reclassify all or any portion of such Indebtedness outstanding on the Issue Date;

(b) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and

(c) the U.S. dollar equivalent principal amount of Indebtedness or preferred stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness or preferred stock was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that (x) if such Indebtedness or preferred stock is incurred to refinance other Indebtedness or preferred stock denominated in the same foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount in such currency of such refinancing Indebtedness or preferred stock does not exceed the principal amount in such currency of such Indebtedness or preferred stock being refinanced and (y) if such Indebtedness or preferred stock is incurred to refinance other Indebtedness or preferred stock denominated in a different currency from the Indebtedness or preferred stock being refinanced, the principal amount of any such Indebtedness or preferred stock shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness or preferred stock is denominated that is in effect on the date of such refinancing.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 1011.

SECTION 1012. Limitation on Liens. Parent will not, and will not permit any stricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures any Obligations under any Indebtedness of Parent or a Restricted Subsidiary against or on any asset or property now owned or hereafter acquired by Parent or any such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Indebtedness that is Subordinated Indebtedness, the Notes or the Guarantee of such Restricted Subsidiary, if any, are secured by a Lien on such property or assets that is senior in priority to such Liens; and

(2) in all other cases, the Notes or the Guarantee of such Restricted Subsidiary, if any, are equally and ratably secured; provided that any Lien which is granted to secure the Notes under this Section 1012 shall be discharged at the same time as the discharge of the Lien (or the Indebtedness secured by such Lien) that gave rise to the obligation to so secure the Notes.

For purposes of determining compliance with this Section 1012, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens,” Parent shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (which may be based on circumstances existing at such later time as if incurred at such time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses of the definition of “Permitted Liens” (or any portion thereof) and in such event, such Lien securing such item of Indebtedness will be treated as being incurred or existing pursuant to only one of such clauses (or any portion thereof) or pursuant to the first paragraph hereof.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of Parent, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

SECTION 1013. Limitations on Transactions with Affiliates.

Parent will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent (each of the foregoing, an “Affiliate Transaction”) in any one or series of related transactions involving aggregate payments or consideration in excess of $15.0 million, unless:

(a) such Affiliate Transaction is on terms that are not materially less favorable to Parent or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated Person (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of Parent or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, Parent has determined to be fair to Parent or the relevant Restricted Subsidiary), and

(b) Parent or the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $35.0 million, a resolution adopted by the majority of the Board of Directors of Parent (and a majority of the Independent Directors, if any) approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among Parent or any Restricted Subsidiaries or between or among Restricted Subsidiaries; provided that in the case of non-Wholly-Owned Restricted Subsidiaries, no Affiliate of Parent (other than one or more other Restricted Subsidiaries) owns more than 10% of the Equity Interests in such Restricted Subsidiary;

(2) (x) Restricted Payments permitted by Section 1010 and (y) Permitted Investments;

(3) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, and ordinary course employment and severance agreements entered into with, officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any Restricted Subsidiary;

(4) transactions in which Parent or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from a Nationally Recognized Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(5) transactions pursuant to any agreement in effect as of the Issue Date, or any amendment thereto (so long as any such agreement, together with all amendments thereto, taken as a whole, is not more disadvantageous to Parent and the Restricted Subsidiaries as determined by the Issuer in any material respect than the agreement in effect as of the Issue Date) or any transactions contemplated thereby;

(6) the existence of, or the performance by Parent or any Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or limited liability company agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, or any transaction, agreement or arrangement described in the Offering Memorandum, and in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by Parent or any Restricted Subsidiary of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (6) to the extent that the terms of any such agreement, together with all amendments thereto, taken as a whole, or new agreement are not more disadvantageous as determined by the Issuer to the Holders or Parent and its Restricted Subsidiaries in any material respect than the agreement in effect as of the Issue Date;

(7) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because Parent or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of Parent or any of its Subsidiaries (other than Parent or one or more Restricted Subsidiaries) shall have a beneficial interest in such joint venture or similar entity;

(8) the issuance of Equity Interests (other than Disqualified Stock) of Parent to any Person;

(9) payments or loans (or cancellation of loans) to employees or consultants of Parent, any of its direct or indirect parent companies or any Restricted Subsidiary which are approved by a majority of the Board of Directors of Parent in good faith;

(10) pledges of Equity Interests of Unrestricted Subsidiaries;

(11) transactions permitted by, and complying with, the provisions of Article Eight;

(12) any contribution of capital to the Issuer or Parent;

(13) (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this

Indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(14) [reserved];

(15) the Carve-Out and related transactions;

(16) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant, to or for the purpose of the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans as long as the terms thereof are or have been previously approved by Parent’s Board of Directors; and

(17) transactions with Affiliates in their capacity as holders of Indebtedness or Capital Stock of Parent or any Restricted Subsidiary, so long as such Affiliates are treated no more favorably than holders of such Indebtedness or Capital Stock generally.

SECTION 1014. Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a) (1) pay dividends or make any other distributions to Parent or any Restricted Subsidiary (x) on its Capital Stock or (y) with respect to any other interest or participation in, or measured by, its profits or (2) pay any Indebtedness owed to Parent or any Restricted Subsidiary;

(b) make loans or advances to Parent or any Restricted Subsidiary; or

(c) sell, lease or transfer any of its properties or assets to Parent or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including, without limitation, pursuant to the Senior Credit Facilities and the related documentation, the Secured Notes Indenture and the related documentation and the Columbus Indenture and the related documentation, and pursuant to Indebtedness of Restricted Subsidiaries, in each case as in effect on the Issue Date;

(2) this Indenture, the Notes and Guarantees;

(3) purchase money obligations, mortgage financings and Capitalized Lease Obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired or leased;

(4) applicable law or any applicable rule, regulation or order or governmental licenses, concessions, franchises or permits;

(5) any agreement or other instrument of a Person acquired by Parent or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary or conditions imposed by Governmental Authorities or otherwise resulting from dispositions required by Governmental Authorities;

(7) Secured Indebtedness otherwise permitted to be incurred pursuant to Section 1011 and Section 1012 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) customary provisions in joint venture agreements, and other similar agreements;

(10) in the case of a Subsidiary that is not a Wholly-Owned Restricted Subsidiary, restrictions and conditions imposed by its organizational documents or any related shareholders, joint venture or other agreements (including restrictions on payments of dividends or other distributions);

(11) customary provisions contained in leases, subleases, licenses and other agreements or arrangements entered into in the ordinary course of business;

(12) other Indebtedness of Parent or any Restricted Subsidiary that is incurred subsequent to the Issue Date pursuant to Section 1011; provided that such encumbrances or restrictions will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Notes (as determined by the Board of Directors of the Issuer in good faith); or

(13) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Parent’s Board of Directors, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 1014, the subordination of loans or advances made to Parent or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 1015. Limitation on Issuances of Guarantees of Indebtedness.

Parent will not cause or permit any of its Subsidiaries (other than the Guarantors), directly or indirectly, to guarantee, assume or in any manner become liable with respect to any other Indebtedness of the Issuer or a Guarantor unless such Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Subsidiary, which Guarantee will be senior to or pari passu with such Subsidiary’s guarantee of such other Indebtedness.

Each additional Guarantee will be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

Notwithstanding the foregoing, Parent shall not be obligated to cause such Subsidiary to Guarantee the Notes to the extent that such Guarantee by such Subsidiary would reasonably be expected to give rise to or result in a violation of applicable law which, in any case, cannot be prevented or otherwise avoided through measures reasonably available to Parent or the Subsidiary or any liability for the officers, directors or shareholders of such Subsidiary.

Any additional Guarantee of the Notes will automatically and unconditionally be released under the same conditions and circumstances that the guarantee of other Indebtedness will be released, so long as no Default or Event of Default would arise as a result and no other Indebtedness is at that time guaranteed by the relevant Guarantor.

SECTION 1016. [Reserved].

SECTION 1017. Change of Control.

If a Change of Control occurs, the Issuer will make an offer to repurchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by delivery of the notice to DTC for communication to entitled account Holders, with a copy to the Trustee, with the following information:

(1) a Change of Control Offer is being made pursuant to this Section 1017, and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2) the circumstances and relevant facts regarding the Change of Control;

(3) repurchase price and the repurchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is delivered to DTC for communication to entitled account Holders through the facilities of DTC (the “Change of Control Payment Date”);

(4) any Note not properly tendered will remain outstanding and continue to accrue interest;

(5) unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(6) Holders electing to have any Notes repurchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(7) Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to repurchase such Notes; provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, a facsimile or other electronic transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for repurchase, and a statement that such Holder is withdrawing such Holder’s tendered Notes and such Holder’s election to have such Notes repurchased;

(8) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the unrepurchased portion of the Notes surrendered, which un-repurchased portion must be equal to $200,000 or a $1,000 integral multiple in excess thereof; and

(9) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, describing any conditions to such Change of Control and, if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as the Change of Control shall occur, or that such redemption may not occur and such notice may be rescinded in the event that the Issuer shall determine that such condition will not be satisfied by the Change of Control Payment Date or by the Change of Control Payment Date as so delayed.

If the Notes are in global form and the Issuer makes an offer to repurchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the repurchase of the Notes through the facilities of DTC, subject to its rules and regulations.

The notice, if delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is delivered in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and repurchased by the Issuer.

The Paying Agent will promptly distribute through the facilities of DTC, to each Holder of Notes that were properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail or distribute through the facilities of DTC, to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in a principal amount of $200,000 or a $1,000 integral multiple in excess thereof.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

In the event that Holders of not less than 90% of the principal amount of the outstanding Notes accept a Change of Control Offer and the Issuer purchases all of the Notes held by such Holders, the Issuer will have the right, on not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer, to redeem all of the Notes that remain outstanding following such purchase at the purchase price specified in the Change of Control Offer plus, to the extent not included in the purchase price specified in the Change of Control Offer, accrued and unpaid interest thereon, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest on the relevant Interest Payment Date).

The Issuer will not be required to make a Change of Control Offer if Parent or other third party makes such Change of Control Offer contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of this Indenture and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

If and for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Issuer will publish notices relating to a Change of Control Offer in a leading newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the website of the Luxembourg Stock Exchange, www.bourse.lu, or by any other means considered equivalent by the Luxembourg Stock Exchange.

SECTION 1018. Asset Sales.

Parent will not, and will not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale, unless:

(a) Parent or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and

(b) at least 75% of the consideration therefor received by Parent or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that:

(1) any liabilities (as shown on Parent’s, or such Restricted Subsidiary’s, most recent balance sheet or in the footnotes thereto) of Parent or any Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Notes, that are assumed by the transferee of any such assets and for which Parent and all Restricted Subsidiaries have been unconditionally released by all creditors or their representatives in writing,

(2) any notes or other obligations or securities or assets received by Parent or such Restricted Subsidiary from such transferee that are converted by Parent or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale,

(3) any Designated Noncash Consideration received by Parent or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (3) that is at any one time outstanding, not to exceed an amount equal to $25.0 million, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value,

(4) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that Parent and any Restricted Subsidiaries are released by all creditors or their representatives in writing from any guarantee of payment of such Indebtedness in connection with the Asset Sale; and

(5) the Fair Market Value of Replacement Assets received by Parent or a Restricted Subsidiary shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose; provided further that clause (b) above shall not apply to any sale, transfer or other disposition of any Equity Interests in, or assets of, Telecommunications Services of Trinidad and Tobago or TSTT HoldCo or any other Restricted Subsidiary of Parent to the extent such sale, transfer or other disposition is required by any Governmental Authority in connection with its approval of the Acquisition

Within 360 days after Parent’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale (such 360 day period, the “Reinvestment Period”), Parent or such Restricted Subsidiary may, at its option, apply the Net Proceeds from such Asset Sale:

(1) to permanently reduce Obligations under Secured Indebtedness of Parent or any Restricted Subsidiary, any other Pari Passu Indebtedness of the Issuer or Indebtedness of any Non-Guarantor Restricted Subsidiaries (other than Indebtedness owed to Parent or a Restricted Subsidiary or the 2019 Sterling Bonds) and, in each case, to correspondingly reduce commitments with respect thereto; provided that if the Issuer shall so reduce Obligations under any other Pari Passu Indebtedness (other than Pari Passu Indebtedness that is Secured Indebtedness), the Issuer shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer)

to all Holders to purchase at least a pro rata portion of their Notes based on the outstanding principal amount of Notes and such unsecured Pari Passu Indebtedness to be repaid at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid,

(2) to an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in Parent or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other properties or assets, in each of (a), (b) and (c), used or useful in a Similar Business, or

(3) to an investment in (a) any one or more businesses engaged in a Similar Business; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in Parent or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties used or useful in a Similar Business or (c) other assets used or useful in a Similar Business that, in each of (a), (b) and (c), replace the businesses, properties and assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment entered into prior to the end of the Reinvestment Period shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as Parent or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided further that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall at the later of the expiration of the Reinvestment Period and such cancellation or termination constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the Reinvestment Period will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds the greater of (x) $30.0 million and (y) 0.50% of Total Assets at any one time (the “Excess Proceeds Threshold”), the Issuer shall make an offer to all Holders, and, if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within 15 Business Days after the date that Excess Proceeds exceed the Excess Proceeds Threshold by distributing to DTC for communication to entitled account Holders through the facilities of DTC the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered in accordance with Section 1110. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this Section 1018, Parent or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

If less than all of the Notes or such Pari Passu Indebtedness is to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee, the Registrar or the Paying Agents, as applicable, on a pro rata basis to the extent practicable or, to the extent that selection on a pro rata basis is not practicable for any reason, by such method as required by the rules of DTC; provided that no Notes of $200,000 or less shall be purchased or redeemed in part. None of the Trustee, the Registrar or the Paying Agents will be liable for any selection made under this paragraph.

Notices of purchase or redemption shall be distributed to DTC for communication to entitled account Holders through the facilities of DTC at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes to be purchased or redeemed with a copy to the Trustee. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

In connection with any redemption of Notes pursuant to this Section 1018, such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including any related Equity Offering, issuance of Indebtedness or other transaction. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, such redemption may not occur and such notice may be rescinded or postponed in the event that any or all such conditions shall not have been satisfied by the applicable Redemption Date.

A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase or redemption date, unless the Issuer defaults in payment of the purchase or Redemption Price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.

So long as any Notes are listed on the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, any such notice to the Holders of the relevant Notes shall also be published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the website of the Luxembourg Stock Exchange, www.bourse.lu, or by any other means considered equivalent by the Luxembourg Stock Exchange and, in connection with any redemption, the Issuer will notify the Luxembourg Stock Exchange of any change in the principal amount of Notes outstanding.

SECTION 1019. Suspension of Covenants.

During any period of time that (1) the Notes have Investment Grade Ratings from both Rating Agencies and (2) no Default or Event of Default has occurred and is continuing under this Indenture

(the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), Parent and the Restricted Subsidiaries will not be subject to the following provisions of this Indenture:

(A) Section 1010;

(B) Section 1011;

(C) Section 1013;

(D) Section 1014;

(E) Section 1015;

(F) Section 1018; and

(G) clause (4) of the first paragraph of Section 801

(collectively, the “Suspended Covenants”). Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be set at zero. In addition, the Guarantees of the Guarantors will also be suspended as of such date (the “Suspension Date”). In the event that Parent and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then Parent and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events and the Guarantees will be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period). For purposes of determining compliance with Section 1012 during the Suspension Period, it shall be assumed that the provisions of Section 1011 are applicable during such period as if the applicable Covenant Suspension Event had not occurred.

On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to the first paragraph of Section 1011. To the extent such Indebtedness would not be so permitted to be incurred or issued pursuant to the first paragraph of Section 1011, such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (d) of the second paragraph of Section 1011. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 1010 will be made as though Section 1010 had been in effect since the Issue Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under the first paragraph of Section 1010. Notwithstanding anything contained in the definition of “Unrestricted Subsidiary,” during a Suspension Period Parent may not designate any Subsidiary as an Unrestricted Subsidiary.

SECTION 1020. [Reserved].

SECTION 1021. Limitation on Issuer Activities. The Issuer will at all times remain a wholly-owned direct or indirect Subsidiary of Parent. The Issuer will not (i) merge, consolidate, amalgamate or otherwise combine with or into another Person (whether or not the Issuer is the surviving corporation) or, (ii) other than in connection with the incurrence of a Permitted Lien, sell, assign, transfer, lease, convey or otherwise dispose of any material property or assets to any Person in one or more related transactions, in each case, except in accordance with Section 801.

SECTION 1022. Additional Amounts. All payments made by the Issuer or a tor under or with respect to the Notes or any Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless the withholding or deduction is then required by law. If any such withholding or deduction for or on account of Taxes imposed by (i) any jurisdiction from or through which payment is made, or (ii) any other jurisdiction in which the Issuer or a Guarantor is incorporated, organized, resident or engaged in business for tax purposes (each of (i) and (ii), and any political subdivision thereof or therein, a “Relevant Taxing Jurisdiction”), from any payment made under or with respect to the Notes or any Guarantee, the Issuer or such Guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each beneficial owner of Notes (including Additional Amounts) after such withholding or deduction will equal the amount the beneficial owner would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to:

(1) any Tax to the extent such Tax would not have been imposed but for the existence of any present or former connection between the Holder or beneficial owner of such Notes (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of, or possessor of power over the Holder or beneficial owner, if such Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident of, or carrying on a business in, the Relevant Taxing Jurisdiction) other than a connection arising from the acquisition, ownership, holding or disposition of the Notes or enforcement of rights under the Notes or any Guarantee or the receipt of payments under or in respect of the Notes or any Guarantee;

(2) any Tax, to the extent such Tax would not have been imposed but for the failure of the Holder or beneficial owner to comply with any reasonable written request of the Issuer, addressed to the Holder or beneficial owner and made at least 90 days before any such withholding or deduction would be payable, to satisfy any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of such Holder or beneficial owner which is required by applicable law, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Tax, but in each case only to the extent such Holder or beneficial owner is legally eligible to provide such certification or other documentation;

(3) any Tax, to the extent such Tax would not have been imposed if the presentation of Notes (where presentation is required) for payment had occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later, but only to the extent such Additional Amounts would not have been required had the Note been presented on the last day of the applicable 30-day period;

(4) any estate, inheritance, gift, value-added, sales or similar Tax;

(5) any Taxes that are payable otherwise than by deduction or withholding in respect of a payment on the Notes or any Guarantee; or

(6) but for any combination of the items listed above.

The applicable withholding agent will (a) make any withholding or deduction required by law, and (b) remit the full amount deducted or withheld to the relevant Taxing Authority in accordance with applicable law. The Issuer or any Guarantor, as applicable, will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of Taxes so deducted or withheld and will provide such certified copies to the Trustee. If certified copies are not reasonably obtainable, the Issuer or such Guarantor, as applicable, shall provide the Trustee other evidence of payment reasonably satisfactory to the Trustee. Such certified copies or other evidence shall be made available to Holders upon request.

In any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under or with respect to any of the Notes or any Guarantee shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

In addition to the foregoing, the Issuer will pay any present or future stamp, registration, court or documentary Taxes, or any other excise, property or similar Taxes, which arise in any jurisdiction from the execution, delivery, registration or enforcement of the Notes, any Guarantee, this Indenture or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes or any Guarantee (“Documentary Taxes”).

At least 30 days prior to each date on which any payment under, or with respect to, the Notes is due and payable or such later date as agreed by the Trustee (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), if the Issuer will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee an Officers’ Certificate stating that such Additional Amounts will be payable and the amounts so payable and setting forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders of such Notes on the payment date.

The foregoing obligations will survive any termination, defeasance or discharge of this Indenture, and any transfer by a Holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any successor of the Issuer or any Guarantor and to any jurisdiction in which such successor is incorporated, organized, resident or engaged in business for tax purposes, or any jurisdiction from or through which such successor makes payment on or with respect to the Notes or any Guarantee, and any political subdivision thereof or therein.

SECTION 1023. Limitation on Parent Activities.

Parent will not carry on any business or directly own any assets other than:

(1) ownership or holding any assets or property consisting of cash and Cash Equivalents and other assets that are de minimis in nature;

(2) the provision of services (including treasury services) to its Subsidiaries and other Persons in which Parent owns stock of a type customarily provided by a holding company and activities related or reasonably incidental to the establishment and/or maintenance of its corporate existence and that of any such Persons;

(3) incurring Indebtedness (including, for the avoidance of doubt, any guarantees of Indebtedness) permitted to be incurred under Section 1011 (including activities reasonably incidental thereto, including performance of the terms and conditions of such Indebtedness and the investment (including, without limitation, by loan or advances) of the proceeds from such Indebtedness in Subsidiaries of Parent to the extent such activities are otherwise permissible under this Indenture);

(4) providing guarantees (other than for Indebtedness);

(5) exercising rights and meeting obligations arising under any finance document relating to Indebtedness incurred (including with respect to any guarantee of Indebtedness) to which it is a party and any activity undertaken with the purpose of, and related to, fulfilling any other obligations under such Indebtedness permitted under this Indenture;

(6) owning or holding of Equity Interests in Subsidiaries of Parent and other Persons (including making capital contributions to such Subsidiaries or other Persons); and

(7) loans or other advances to Subsidiaries of Parent.

SECTION 1024. Maintenance of Listing.

The Issuer will use all reasonable efforts to have the Notes admitted to the Official List of the Luxembourg Stock Exchange on or prior to the first Interest Payment Date and admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange within a reasonable period after the Issue Date and will maintain such listing as long as the Notes are outstanding; provided, however, that if the Issuer can no longer maintain such listing or it becomes unduly burdensome to make or maintain such listing (for the avoidance of doubt, preparation of financial statements in accordance with any accounting standard other than IFRS and any other standard pursuant to which Parent then prepares its financial statements shall be deemed unduly burdensome), the Issuer may cease to make or maintain such listing on the Luxembourg Stock Exchange; provided that the Issuer will use its reasonable best efforts to obtain and maintain the listing of the notes on another “recognized stock exchange” as defined in Section 1005 of the Income Tax Act 2007 of the United Kingdom (which may be a stock exchange that is not regulated by the European Union) prior to their delisting from the Luxembourg Stock Exchange.

ARTICLE ELEVEN

REDEMPTION OF NOTES

SECTION 1101. Right of Redemption. At any time prior to August 1, 2018, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice delivered to DTC for communication to entitled account Holders through the facilities of DTC, with a copy to the Trustee, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.

On and after August 1, 2018 (the “First Call Date”), the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice to Holders by delivery of the notice to DTC for communication to entitled account Holders, with a copy to the Trustee, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and Additional Amounts, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:

Year	Percentage

2018	105.156%
2019	103.438%
2020	101.719%
2021 and thereafter	100.000%

In addition, prior to August 1, 2018, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture at a redemption price equal to 106.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Amounts, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings of Parent or any direct or indirect parent of the Issuer to the extent such net cash proceeds are contributed to Parent; provided that at least 60% of the sum of the aggregate principal amount of Notes originally issued under this Indenture and any Additional Notes issued under this Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

SECTION 1102. Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

SECTION 1103. Election To Redeem; Notice To Trustee. The election of the Issuer to redeem any Notes pursuant to Section 1101 above shall be evidenced by a Board Resolution. In case of any redemption at the election of the Issuer, the Issuer shall, at least 60 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

SECTION 1104. Selection by Trustee of Notes To Be Redeemed. If less than all of the Notes or such Pari Passu Indebtedness are to be redeemed at any time, selection of such Notes for redemption, will be made by the Trustee on a pro rata basis, by lot or based on DTC’s procedures; provided that no Notes of $200,000 or less shall be purchased or redeemed in part.

Notices of purchase or redemption shall be delivered to DTC for communication to entitled account Holders through the facilities of DTC, with a copy to the Trustee, at least 30 but not more than 60 days before the purchase or redemption date. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase or Redemption Date, unless the Issuer defaults in payment of the purchase or Redemption Price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.

SECTION 1105. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 107 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder to be redeemed.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

(3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

(6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7) the name and address of the Paying Agent,

(8) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(9) the “CUSIP” number or ISIN number and that no representation is made as to the accuracy or correctness of the “CUSIP” number or ISIN number, if any, listed in such notice or printed on the Notes, and

(10) the paragraph of the Notes pursuant to which the Notes are to be redeemed.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

SECTION 1106. Deposit of Redemption Price. Prior to any Redemption Date, the suer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

SECTION 1107. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest to the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price, together with accrued interest to the Redemption Date and such Notes shall be canceled by the Trustee; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 306.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

SECTION 1108. Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article Eleven) shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 1002 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and, in the case of certificated Notes, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

SECTION 1109. Redemption for Changes in Withholding Taxes. The Issuer may, at its option, redeem all (but not less than all) of the Notes then outstanding, in each case at 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest on the relevant Interest Payment Date), and all Additional Amounts, if any, then due or which shall become due on the applicable redemption date as a result of the redemption or otherwise, if, as a result of:

(i) any change in, or amendment to, the law of a Relevant Taxing Jurisdiction, which change or amendment is publicly announced and becomes effective after the Issue Date (or, if the Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Issue Date, after such later date); or

(ii) any change in, or amendment to, an official written interpretation of such law (including by virtue of a holding, judgment or order by a court of competent jurisdiction) of a Relevant Taxing Jurisdiction, which change is announced and becomes effective on the Issue Date (or, if the Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction on a date after the Issue Date, after such later date) (each of the foregoing in clauses (i) and (ii), a “Change in Tax Law”);

the Issuer is, or on the next date on which any amount will be payable with respect to such notes, would become, obligated to pay any Additional Amounts, and such obligation to pay Additional Amounts cannot be avoided by taking reasonable measures available to the Issuer. Notice of any such redemption will be published in accordance with the procedures set forth in Section 1104. Notwithstanding the foregoing, no such notice of redemption as a result of a Change in Tax Law will be given (a) earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts as a result of such Change in Tax Law or later than 365 days after the Issuer first becomes liable to pay such Additional Amounts, and (b) unless, at the time such notice is given, such obligation to pay Additional Amounts remains in effect.

Prior to giving any notice of redemption of the Notes pursuant to this section, the Issuer will deliver to the Trustee:

(1) an Officers’ Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred; and

(2) a written opinion of independent tax counsel in the Relevant Taxing Jurisdiction of recognized standing acceptable to the Trustee, that the Issuer has or will become obliged to pay Additional Amounts as a result of a Change in Tax Law.

The foregoing obligations will apply, mutatis mutandis, to any successor of the Issuer and to any jurisdiction in which such successor is incorporated, organized, resident or engaged in business for tax purposes, or any jurisdiction from or through which such successor makes payment on or with respect to the Notes, and any political subdivision thereof or therein

SECTION 1110. Offers to Repurchase by Application of Proceeds.

(a) In the event that, pursuant to Section 1018 hereof, the Issuer shall be required to commence an Asset Sale Offer, they shall follow the procedures specified below.

(b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and, if required, Pari Passu Indebtedness (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c) If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Interest, if any, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d) Upon the commencement of an Asset Sale Offer, the Issuer shall send a notice by delivery thereof to DTC for communication to entitled account Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and holders of Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(1) that the Asset Sale Offer is being made pursuant to this Section 1110 and Section 1018 hereof and the length of time the Asset Sale Offer shall remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment shall continue to accrue interest;

(4) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $200,000 only;

(6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Repurchase” attached to the Note completed, or transfer such Note by book-entry transfer, to the Issuer, the Depository, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders shall be entitled to withdraw their election if the Issuer, the Depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and the Issuer, or, if so elected by the Issuer, the agent for such Pari Passu Indebtedness, shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $200,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

(9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e) On or before the Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f) The Issuer, the Depository or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided that each such new Note shall be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

Other than as specifically provided in this Section 1110 or Section 1018 hereof, any purchase pursuant to this Section 1110 shall be made pursuant to the applicable provisions of this Article Eleven.

ARTICLE TWELVE

GUARANTEES

SECTION 1201. Guarantees. The Guarantors, as primary obligors and not merely as sureties, hereby jointly and severally irrevocably and unconditionally guarantee, on an unsubordinated basis, the Notes and obligations of the Issuer hereunder and thereunder, and guarantee to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee for itself and on behalf of such Holder, that: (1) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including the amount that would become due but for the operation of the automatic stay (or equivalent) under any Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (1) and (2) above, to the limitation set forth in Section 1204 hereof.

Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment, performance and compliance when due and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Issuer or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (1) subject to this Article Twelve, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. The form of Notation of Guarantee to be executed on each Note by each Guarantor is attached as Exhibit A hereto.

SECTION 1202. Severability. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.

SECTION 1203. Restricted Subsidiaries. The Issuer shall cause any Restricted iary required to guarantee payment of the Notes pursuant to the terms and provisions of Section 1015 to (1) execute and deliver to the Trustee any amendment or supplement to this Indenture in accordance with the provisions of Article Nine of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Issuer under any Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on an unsecured senior basis and (2) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such amendment or supplement has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture. Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Restricted Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, subject to Section 1207, be deemed to refer to all Guarantors, including such Restricted Subsidiary. Such Guarantee shall be released in accordance with Section 803 and Section 1208.

SECTION 1204. Limitation of Guarantors’ Liability. Each Guarantor and by its ceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act,

the Fraudulent Conveyances Act or any similar federal, provincial or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 1204, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

SECTION 1205. Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor), determined in accordance with IFRS, for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee of such Guarantor. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of (1) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (2) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

SECTION 1206. Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 1201; provided, however, that, each Guarantor waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Parent or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until all amounts then due and payable by the Issuer with respect to the Notes shall have been paid in full.

SECTION 1207. Reinstatement. Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 1201 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Issuer upon the bankruptcy or insolvency of the Issuer or any Guarantor.

SECTION 1208. Release of a Guarantor.

(a) Any Guarantee of the Notes by a Guarantor (other than any direct or indirect parent entity of the Issuer) shall be automatically and unconditionally released and discharged:

(1) in connection with any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger, consolidation, amalgamation or combination) to a Person that is not (either before or after giving effect to such transaction) Parent, any of its Subsidiaries or an Affiliate of Parent or any of its Subsidiaries;

(2) in connection with any sale or other disposition of Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) Parent, any of its Subsidiaries or an Affiliate of Parent or any of its Subsidiaries;

(3) upon Legal Defeasance under Section 1302 hereof or Covenant Defeasance under Section 1303 hereof;

(4) upon satisfaction and discharge of this Indenture in accordance with Section 401;

(5) in connection with an enforcement sale pursuant to the terms of the Intercreditor Agreement; or

(6) upon the full and final payment and performance of all obligations of the Issuer under this Indenture and the Notes.

(b) Any Guarantee of the Notes by any direct or indirect parent entity of the Issuer (including Parent, Cable & Wireless Limited and Sable Holding Limited) shall be automatically and unconditionally released and discharged:

(1) upon Legal Defeasance under Section 1302 hereof or Covenant Defeasance under Section 1303 hereof;

(2) upon satisfaction and discharge of this Indenture in accordance with Section 401; or

(3) upon the full and final payment and performance of all obligations of the Issuer under this Indenture and the Notes.

SECTION 1209. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article Twelve.

ARTICLE THIRTEEN

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301. Issuer’s Option To Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time by Board Resolution, at any time, with respect to the Notes, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

SECTION 1302. Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 1301 of the option applicable to this Section 1302, the Issuer and the Guarantors shall be deemed to have been discharged from its respective obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1304 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1305 and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, solely out of the trust described in Section 1304, (2) the Issuer’s obligations with respect to such Notes under Sections 303, 304, 305, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including Section 607), and the obligations of the Issuer and the Guarantors in connection therewith and (4) this Article Thirteen. Subject to compliance with this Article Thirteen, the Issuer may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Notes.

SECTION 1303. Covenant Defeasance. Upon the Issuer’s exercise under Section 1301 of the option applicable to this Section 1303, the Issuer and the Guarantors shall be released from their respective obligations under any covenant contained in Sections 801, 802 and in Sections 1005, 1006 and 1009 through and including 1018 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuer or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(3), 501(4), 501(5), 501(6) and 501(9) and, with respect to only any Significant Subsidiary and not the Issuer, Sections 501(7) and (8), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 1304. Conditions to Legal Defeasance or Covenant Defeasance. The lowing shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Notes:

(1) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the Holders of such Notes; (A) cash in U.S. Dollars, or (B) non-callable Government Securities, or (C) a combination thereof (without consideration of any reinvestment of interest), in such amounts as will be sufficient to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or, interest due on the Notes; provided that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such Government Securities to said payments with respect to the Notes. Before such a deposit, the Issuer may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions,

(A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling; or

(B) since the issuance of the Notes, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the holders of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any of its other creditors defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 1305. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003, all cash and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the “Qualifying Trustee”) pursuant to Section 1304 in respect of the Outstanding Notes shall be held in trust and applied by the Qualifying Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Qualifying Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or Government Securities need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Qualifying Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Qualifying Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or Government Securities held by it as provided in Section 1304 which are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article Thirteen.

SECTION 1306. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 1305; provided, however, that if the Issuer makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

SABLE INTERNATIONAL FINANCE LIMITED

By:

	Name:	Emily Martin
	Title:	Director

[Signature Page to Indenture]

CABLE & WIRELESS COMMUNICATIONS PLC

By:

	Name:	Perley McBride
	Title:	Director

[Signature Page to Indenture]

CABLE AND WIRELESS (WEST INDIES) LIMITED

By:

	Name:	Emily Martin
	Title:	Director

CWIGROUP LIMITED

By:

	Name:	Emily Martin
	Title:	Director

SABLE HOLDING LIMITED

By:

	Name:	Emily Martin
	Title:	Director

CABLE & WIRELESS LIMITED

By:

	Name:	Emily Martin
	Title:	Director

CWC-US CO-BORROWER, LLC

By:	SABLE HOLDING LIMITED, as its Sole Member

By:

	Name:	Emily Martin
	Title:	Authorized Signatory

[Signature Page to Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Principal Paying Agent, Registrar and Transfer Agent

By:	Deutsche Bank National Trust Company

By:

	Name:	Annie Jaghatspanyan
	Title:	Vice President

By:

	Name:	Linda Reale
	Title:	Vice President

[Signature Page to Indenture]

DEUTSCHE BANK LUXEMBOURG S.A., as Luxembourg Paying Agent and (Regulation S) Transfer Agent

By:	Deutsche Bank National Trust Company

By:

	Name:	Annie Jaghatspanyan
	Title:	Attorney-in-Fact

By:

	Name:	Linda Reale
	Title:	Attorney-in-Fact

[Signature Page to Indenture]

Rule 144A / Regulation S Appendix

PROVISIONS RELATING TO NOTES,

1. Definitions

1.1 Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Note” means a certificated Note bearing, if required, the appropriate restricted notes legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Initial Purchasers” means (1) with respect to the Initial Notes issued on the Issue Date, J.P. Morgan Securities LLC, BNP Paribas, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., CIBC World Markets Corp., DNB Markets, Inc., ING Financial Markets LLC and Bank of China Limited, Lon-don Branch, and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Notes” means (1) $750,000,000 aggregate principal amount of 6.875% Senior Notes due 2022 issued on the Issue Date and (2) any Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Purchase Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated July 31, 2015, among the Issuer, the Guarantors and J.P. Morgan Securities, on behalf of itself and as representative of the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Issuer, the Guarantors and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2 Other Definitions.

Term	Defined in Section:

“Agent Members”	2.1(b)
“Global Notes”	2.1(a)
“Permanent Regulation S Global Note”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)
“Temporary Regulation S Global Note”	2.1(a)

2. The Notes.

2.1 (a) Form and Dating. The Notes will be offered and sold by the Issuer pursuant to a Purchase Agreement. The Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”); and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global notes in fully registered form (collectively, the “Temporary Regulation S Global Note”), in each case without interest coupons and with the global notes legend and the applicable restricted notes legend set forth in Exhibit 1 to the Indenture, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in a permanent global note (the “Permanent Regulation S Global Note,” and together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note or the Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

Beneficial interests in Temporary Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Note is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $750,000,000 6.875% Senior Notes due 2022 and (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Issuer pursuant to Section 202 of the Indenture, in each case upon a written order of the Issuer signed by an Officer of the Issuer. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 313 of the Indenture, shall certify that such issuance is in compliance with Section 1011 of the Indenture.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect;

(B) if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or

(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officers’ Certificate of the Issuer, a new Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(d) Restrictions on Transfer of Temporary Regulation S Global Notes. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Issuer, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e) Legend.

(i) Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY IN AN “OFF-SHORE TRANSACTION” IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE ISSUER, THE GUARANTORS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE

FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (III) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY UNITED STATES PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Note issued with original issue discount for United States federal income tax purposes shall also bear a legend substantially to the following effect:

THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS SECURITY MAY BE OBTAINED BY CONTACTING: COMPANY SECRETARY, CABLE & WIRELESS COMMUNICATIONS PLC, 2ND FLOOR, 62-65 CHANDOS PLACE, LONDON, WC2N 4HG UNITED KINGDOM, TELEPHONE NUMBER +44 (0) 207 315 4000.

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(i) None of the Trustee, Paying Agent or Notes Registrar shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners. None of the Trustee, the Paying Agent or the Notes Registrar shall have any responsibility or liability for any acts or omissions of the Depository with respect to such Global Note, for the records of any such depository, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depository and any Agent Member or between or among the Depository, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Notes.

(a) A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, and in either case, a successor depository is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at the Corporate Trust Office (as defined in the Indenture), to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $200,000 principal amount and integral multiples of $1,000 thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted notes legend and definitive notes legend set forth in Exhibit 1 to the Indenture.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to the Indenture, including pursuant to Section 507 of the Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

EXHIBIT 1

to Rule 144A / Regulation S Appendix

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY IN AN “OFF-SHORE TRANSACTION” IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE ISSUER, THE GUARANTORS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER

TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (III) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[144A CUSIP: 785712 AE0]

[REG S CUSIP: G77636 AB7]

[144A ISIN: US785712AE0]

[REG S ISIN: USG77636AB74]

No.	$

6.875% Senior Notes Due 2022

Sable International Finance Limited (the “Issuer”) promises to pay                             to                             , or registered assigns, the principal sum of         Dollars on August 1, 2022 (the “Maturity Date”).

Interest Payment Dates: February 1 and August 1 (each, an “Interest Payment Date”) commencing February 1, 2016.

Record Dates: January 15 and July 15 (each, a “Regular Record Date”).

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

SABLE INTERNATIONAL FINANCE LIMITED

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee and Authenticating Agent, certifies that this is one of the
Notes referred to in the within-mentioned Indenture.

By:	Deutsche Bank National Trust Company

By:
Authorized Officer

[FORM OF REVERSE SIDE OF NOTE]

6.875% Senior Note Due 2022

1.	Principal and Interest.

The Issuer will pay the principal of this Note on August 1, 2022.

The Issuer promises to pay interest and Additional Amounts, if any, on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 6.875% per annum (subject to adjustment as provided below).

Interest and Additional Amounts, if any, will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes) at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date) on each Interest Payment Date, commencing February 1, 2016.

Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 5, 2015.a Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest and Additional Amounts, if any, on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate of 1.0% per annum in excess of the rate of interest applicable to the Notes.

2.	Method of Payment.

The Issuer will pay interest (except defaulted interest) on the principal amount of the Notes on each Interest Payment Date to the Persons who are Holders (as reflected in the Note Register at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Issuer will make payment to the Holder that surrenders this Note to any Paying Agent on or after the Maturity Date.

The Issuer will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, solely with respect to certificated Notes, the Issuer may pay principal (premium, if any) and interest by its check payable in such money. The Issuer may pay interest on the Notes either (a) with respect to certificated Notes only, by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

[a]	With respect to Additional Notes, this form of Note shall be adjusted to either accrue interest from the date of issuance of such Additional Note (“settle flat”) or for interest thereunder to be deemed to have accrued since last interest payment date.

3.	Paying Agent, Transfer Agent and Registrar.

Initially, Deutsche Bank Trust Company Americas will act as Trustee, Principal Paying Agent and Transfer Agent in the Borough of Manhattan, City of New York and Deutsche Bank Luxembourg S.A. will act as Luxembourg Paying Agent and (Regulation S) Transfer Agent in Luxembourg. Initially, Deutsche Bank Trust Company Americas will act as Registrar. The Issuer may change any Paying Agent, Transfer Agent or Registrar upon written notice thereto but without prior notice to the Holders. The Issuer, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

4.	Indenture.

The Issuer issued the Notes under an Indenture dated as of August 5, 2015 (the “Indenture”), among Parent, the Issuer, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are unsecured unsubordinated obligations of the Issuer. The Indenture does not limit the aggregate principal amount of the Notes.

5.	Redemption.

Optional Redemption. At any time prior to August 1, 2018 the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice delivered to DTC for communication to entitled account Holders through the facilities of DTC, with a copy to the Trustee, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

On and after August 1, 2018, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice to Holders by delivery of the notice to DTC for communication to entitled account Holders, with a copy to the Trustee, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and Additional Amounts, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:

Year	Percentage

2018	105.156%
2019	103.438%
2020	101.719%
2021 and thereafter	100.000%

In addition, prior to August 1, 2018, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 106.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Amounts, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings of Parent or any direct or indirect parent of the Issuer to the extent such net cash proceeds are contributed to Parent; provided that at least 60% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

6.	Repurchase upon a Change of Control and Asset Sales.

Upon the occurrence of (a) a Change of Control, the Holders of the Notes will have the right to require that the Issuer repurchase such Holder’s outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase and (b) Asset Sales, the Issuer may be obligated to make offers to repurchase Notes and Pari Passu Indebtedness with a portion of the Net Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

7.	Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $200,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an Interest Payment Date.

8.	Persons Deemed Owners.

A registered Holder may be treated as the owner of a Note for all purposes.

9.	Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.	Discharge and Defeasance Prior to Redemption or Maturity.

If the Issuer irrevocably deposits, or causes to be deposited, with the Trustee money, or Government Securities or a combination thereof (without consideration of any reinvestment of interest), sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to Redemption or Maturity Date, the Issuer will be discharged from its obligations under the Indenture and the Notes, except in certain circumstances for certain covenants thereof, and (b) to the Stated Maturity, the Issuer will be discharged from certain covenants set forth in the Indenture.

11.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, mistake, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12.	Restrictive Covenants.

The Indenture contains certain covenants, including covenants with respect to the following matters: (i) Restricted Payments; (ii) Incurrence of Indebtedness; (iii) Liens; (iv) transactions with Affiliates; (v) dividend and other payment restrictions affecting Restricted Subsidiaries; (vi) guarantees of Indebtedness by Restricted Subsidiaries; (vii) merger and certain transfers of assets; (viii) purchase of Notes upon a Change in Control; and (x) disposition of proceeds of Asset Sales.

13.	Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

14.	Remedies for Events of Default.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Issuer or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee indemnity and/or security satisfactory to the Trustee (including by way of prefunding) against any loss, liability or expense. Subject to certain restrictions (including the provisions of the Intercreditor Agreement), the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

15.	Guarantees.

The Issuer’s obligations under the Notes are fully, irrevocably and unconditionally guaranteed on an unsecured unsubordinated basis, to the extent set forth in the Indenture, by each of the Guarantors.

16.	Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuer and its Affiliates as if it were not the Trustee.

17.	Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

19.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.	Governing Law.

THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the office of Parent, at 2nd Floor, 62-65 Chandos Place, London, WC2N 4HG, United Kingdom, telephone number +44 (0) 207 315 4000.

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                      agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	to the Issuer; or

☐	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

Notice: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Note repurchased by the Issuer pursuant to Section 1017 or 1018 of the Indenture, check the box:  ☐

☐ If you want to elect to have only part of this Note repurchased by the Issuer pursuant to Section 1017 or 1018 of the Indenture, state the amount in principal amount: $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of August 5, 2015 (the “Indenture”) among Cable & Wireless Communications Plc (“Parent”), Sable International Finance Limited (the “Issuer”), the other Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium (if any) and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of the Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

This Notation of Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as          of         , 20    , among                                          (the “Guaranteeing Subsidiary”), a subsidiary of Cable & Wireless Communications Plc (“Parent”) (or its permitted successor), Sable International Finance Limited (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 5, 2015 providing for the issuance of 6.875% Senior Notes Due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”);

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, the Issuer hereby direct the Trustee to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article Twelve thereof.

3. WAIVER OF BENEFIT OR ADVANTAGE. The Guaranteeing Subsidiary hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights or reimbursement, indemnity or subrogation or any other rights against Parent or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until all amount then due and payable by the Issuer with respect to the Notes shall have been paid in full.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder, member or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:             , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

SABLE INTERNATIONAL FINANCE LIMITED

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
Name:
Title:

By:
Name:
Title:

INCUMBENCY CERTIFICATE

The undersigned,                     , being                      the                      of                      (the “Issuer”) does hereby certify that the individuals listed below are qualified and acting officers of the Issuer as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, Deutsche Bank Trust Company Americas, as Trustee under the Indenture dated as of August 5, 2015, by and between the Issuer and Deutsche Bank Trust Company Americas.

Name	Title	Signature

The undersigned,                     , being                      the                      of                      (“Parent”) does hereby certify that the individuals listed below are qualified and acting officers of Parent as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, Deutsche Bank Trust Company Americas, as Trustee under the Indenture dated as of August 5, 2015, by and between Sable International Finance Limited and Deutsche Bank Trust Company Americas.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the      day of             , 20    .

Name:
Title: